UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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QUALITY SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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18111 Von Karman Avenue, Suite 700
Irvine, California 92612
________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 11, 2014

To the Shareholders of Quality Systems, Inc.:

The annual meeting of shareholders of Quality Systems, Inc. will be held at The Marriott Hotel located at 18000 Von Karman Avenue, Irvine, California 92612, on August 11, 2014, at 1:00 p.m. Pacific Time, for the following purposes:

1.
to elect nine persons to serve as directors of our company until the 2015 annual meeting of shareholders. Our nominees for election to our Board of Directors ("Board") are named in the attached proxy statement, which is a part of this notice;

2.	to conduct an advisory vote to approve the compensation for our named executive officers;

3.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015;

4.	to approve the Quality Systems, Inc. 2014 Employee Share Purchase Plan; and

5.	to transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

All shareholders are cordially invited to attend the annual meeting in person. Only shareholders of record at the close of business on June 16, 2014, are entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the annual meeting.

Whether or not you plan to attend the annual meeting, please complete and sign the enclosed proxy card and return it in the enclosed addressed envelope. Your promptness in returning the proxy card will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the annual meeting even if you cannot attend the meeting in person. You may also vote by telephone or Internet by following the instructions on the proxy card. If you return your proxy card or vote by telephone or Internet, you may nevertheless attend the annual meeting and vote your shares in person. Shareholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting should bring with them a legal proxy.
OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF OUR DIRECTOR NOMINEES NAMED ON THE ENCLOSED PROXY CARD. OUR BOARD ALSO RECOMMENDS A VOTE “FOR” PROPOSALS 2, 3 AND 4.

By Order of the Board of Directors,
QUALITY SYSTEMS, INC.

Jocelyn A. Leavitt
Executive Vice President, General Counsel and Secretary
Irvine, California
June 27, 2014

18111 Von Karman Avenue, Suite 700
Irvine, California 92612
______________

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 11, 2014
_________________________
PROXY STATEMENT
_________________________

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors (“Board”) of Quality Systems, Inc. (“Quality Systems,” the “Company,” “us,” “we” or “our”) for use at our annual meeting of shareholders to be held at The Irvine Marriott Hotel located at 18000 Von Karman Avenue, Irvine, California 92612, on August 11, 2014, at 1:00 p.m. Pacific Time, and at any and all adjournments and postponements thereof. All shares represented by each properly submitted and unrevoked proxy received in advance of the annual meeting will be voted in the manner specified therein.
Any shareholder has the power to revoke the shareholder’s proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary prior to or at the annual meeting, by voting again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to 11:59 P.M. Eastern Time on August 8, 2014 will be counted), by submitting to our Secretary, prior to or at the annual meeting, a later dated proxy card executed by the person executing the prior proxy, or by attendance at the annual meeting and voting in person by the person submitting the prior proxy.
Any shareholder who holds shares in street name and desires to vote in person at the annual meeting should inform the shareholder’s broker of that desire and request a legal proxy from the broker. The shareholder will need to bring the legal proxy to the annual meeting along with valid picture identification such as a driver’s license or passport, in addition to documentation indicating share ownership. If the shareholder does not receive the legal proxy in time, then the shareholder should bring to the annual meeting the shareholder’s most recent brokerage account statement showing that the shareholder owned Quality Systems, Inc. common stock as of the record date. Upon submission of proper identification and ownership documentation, we should be able to verify ownership of common stock and admit the shareholder to the annual meeting; however, the shareholder will not be able to vote at the annual meeting without a legal proxy. Shareholders are advised that if they own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and the shareholder’s vote will not be counted unless the shareholder appears at the annual meeting and votes in person or legally appoints another proxy to vote on its behalf.
We will bear all expenses in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

This proxy statement, the accompanying proxy card and our 2014 annual report are being made available to our shareholders on or about June 27, 2014.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on August 11, 2014.
This proxy statement, the notice of our 2014 annual meeting of shareholders and the Company’s 2014 annual report to shareholders are available on our website at http://investor.qsii.com/annual-proxy.cfm.

OUTSTANDING SHARES AND VOTING RIGHTS
Only holders of record of the 60,221,910 shares of our common stock outstanding at the close of business on the record date, June 16, 2014, are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof. A majority of the outstanding shares, represented in person or by proxy, will constitute a quorum for the transaction of business. All properly submitted and unrevoked proxies will be counted in determining the presence of a quorum, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.
Each shareholder will be entitled to one vote, in person or by proxy, for each share of common stock held on the record date. However, under our Bylaws and California law, if any shareholder gives notice at the annual meeting, prior to the voting, of an intention to cumulate the shareholder’s votes in the election of directors, then all shareholders entitled to vote at the annual meeting may cumulate their votes in the election of directors. Cumulative voting means that a shareholder has the right to give any one candidate who has been properly placed in nomination a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder is entitled to vote, or to distribute such votes on the same principle among as many properly nominated candidates (up to the number of persons to be elected) as the shareholder may wish. If cumulative voting applies at the annual meeting, the cumulative number of votes a shareholder may cast in director elections will be equal to the number of shares held by such shareholder on the record date multiplied by nine (the number of directors to be elected at the annual meeting).
Whether the election of directors is by plurality vote or cumulative voting with respect to Proposal No. 1, the nine director nominees who receive the highest number of affirmative votes will be elected; abstentions and broker non-votes will have no effect on this proposal. See “Additional Information on the Mechanics of Cumulative Voting” below for more information on the operation of cumulative voting. In circumstances where there is a contested election and/or one or more of our shareholders demand that cumulative voting apply to the election of directors, our Board has delegated authority to its Proxy Voting Committee to provide instruction to such proxy holders to vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. We have not received notice that any of our shareholders currently intends to invoke cumulative voting. In addition, because the Board has not nominated more than nine director nominees for election at the annual meeting, and because the deadline for the submission of director nominees for the 2014 annual meeting has passed, we believe it is less likely that cumulative voting will be invoked at the 2014 annual meeting.
Approval of Proposal No. 2, an advisory vote to approve the compensation of our named executive officers, will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.
Approval of Proposal No. 3, the ratification of the appointment of our independent registered public accounting firm, is not required. However, this proposal will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.
Approval of Proposal No. 4, the approval of the Quality Systems, Inc. 2014 Employee Share Purchase Plan, will be approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.
Additional Information on the Mechanics of Cumulative Voting
In the event cumulative voting applies, all shareholders will have the right to cumulate their votes in the election of directors. Cumulative voting means that each shareholder may cumulate such shareholder’s voting power for the election by distributing a number of votes, determined by multiplying the number of shares held by the shareholder as of the record date by nine (the number of directors to be elected at the annual meeting). Such shareholder may distribute all of the votes to one individual director nominee, or distribute such votes among any two or more director nominees, as the shareholder chooses. If you do not specifically instruct otherwise, the proxy being solicited by our Board will confer upon the proxy holders the authority, in the event that cumulative voting applies, to cumulate votes at the instruction and discretion of our Board or any committee thereof so as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. Our Board has directed the Proxy Voting Committee to exercise such authority on the Board’s behalf (described under “Information about our Board of Directors, Board Committees and Related Matters—Board Committees and Charters—Proxy Voting Committee”). Using this discretion, the Proxy Voting Committee may vote your shares for fewer than nine nominees.
If you elect to grant us your proxy and do not specifically instruct otherwise, you are authorizing the proxy holders to vote your shares in accordance with the discretion and at the instruction of the Board (or an authorized committee thereof), including to cumulate your votes in favor of certain nominees (rather than allocating votes equally among the nominees) and to determine the specific allocation of votes to individual nominees. You may withhold your authority to vote for one or more nominees, in which case the Proxy Voting Committee will retain discretion to allocate your votes among our other nominees unless you specifically instruct otherwise. Under no circumstances may the proxy holders cast your votes for any nominee from whom you have withheld authority to vote.
For example, a proxy marked “FOR ALL EXCEPT” may only be voted for those of our director nominees for whom you have not otherwise specifically withheld authority to vote, a proxy marked “WITHHELD ALL” may not be voted for any of our director nominees, and a proxy marked “FOR ALL” may be voted for all of our director nominees. In exercising its discretion with respect to cumulating votes, our Proxy Voting Committee may instruct, in its sole judgment, the proxy holders to cumulate and cast the votes represented by your proxy for any of our director nominees for whom you have not otherwise withheld authority. For example, if you grant a proxy with respect to shares representing 900 cumulative votes, and mark “FOR ALL EXCEPT” one of our director nominees, the Proxy Voting Committee may instruct the proxy holders to cast the 900 votes for any or all of our eight other director nominees; of those eight other director nominees, moreover, the Proxy Voting Committee may allocate the 900 votes among them as it determines, such that each of those other director nominees may receive unequal portions of the 900 votes or none at all.
In the event cumulative voting applies, unless you specifically instruct otherwise, the Proxy Voting Committee will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of our director nominees, and will provide instructions as to the order of priority of the Board candidates in the event that fewer than all of our Board candidates are elected. The Proxy Voting Committee has not yet made any determination as to the order of priority of candidates to which it would allocate votes in the event cumulative voting applies, and expects to make this determination, if necessary, at the annual meeting. Accordingly, if you grant a proxy to us and have not specifically instructed otherwise, your shares will be voted for our director nominees at the discretion of the Proxy Voting Committee with respect to all of your shares (except that the Proxy Voting Committee will not be able to vote your shares for a candidate from whom you have withheld authority to vote). If you wish to exercise your own discretion as to allocation of votes among nominees, and you are a record holder of shares, you will be able to do so by attending the meeting and voting in person, by appointing another person as your representative to vote on your behalf at the meeting, or by providing us with specific instructions as to how to allocate your votes.
A holder of record who wishes to invoke cumulative voting must submit a proxy card by mail, check the box indicating the exercise of cumulative voting and hand mark the number of votes such holder wishes to allocate to each particular nominee next to the name of such nominee on the enclosed proxy card. A holder of record who wishes to provide vote allocation instructions, in the event that cumulative voting applies, must submit a proxy card by mail and should hand mark the number of votes such holder wishes to allocate to any particular nominee next to the name of such nominee on the enclosed proxy card. If you provide vote allocation instructions for less than all of the votes that you are entitled to cast, the proxy holders will retain discretionary authority to cast your remaining votes pursuant to the instructions of the Proxy Voting Committee, except for any nominee for whom you have withheld authority by marking the “FOR ALL EXCEPT” box. If you wish to grant the proxy holders discretionary authority to allocate votes among all our nominees you may check the “FOR ALL” box, but you are not required to do so. The proxy holders will retain discretionary authority to allocate votes among all our nominees except where you provide a specific instruction by hand marking the number of votes to be allocated or by marking the “FOR ALL EXCEPT” box.
Any shareholder who holds shares in street name and desires to specifically allocate votes among nominees, in the event cumulative voting applies, may do so by either informing the shareholder’s broker, banker or other custodian of the shareholder’s desire to attend the annual meeting, and requesting a legal proxy to attend the meeting, or by providing the broker, banker or other custodian with instructions as to how to allocate votes among nominees, which can then be delivered to the Company. Because each broker, banker or custodian has its own procedures and requirements, a shareholder holding shares in street name who wishes to allocate votes to specific nominees should contact its broker, banker or other custodian for specific instructions on how to obtain a legal proxy or provide vote allocation instructions.
We have not received notice that any of our shareholders currently intends to invoke cumulative voting. In addition, because the Board has not nominated more than nine director nominees for election at the annual meeting, and because the deadline for the submission of director nominees for the 2014 annual meeting has passed, we believe it is less likely that cumulative voting will be invoked at the 2014 annual meeting; however, in the event cumulative voting is invoked, the foregoing mechanics will apply.
Please note you will not be able to submit vote allocation instructions for director elections if you grant a proxy by telephone or the Internet.
CAUTION CONCERNING FORWARD LOOKING STATEMENTS
Statements made in this proxy statement that are not historical in nature, or that state our or our management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking language, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. These forward-looking statements may include, without limitation, discussions of our product development plans, business strategies, future operations, financial condition and prospects, developments in and the impacts of government regulation and legislation and market factors influencing our results.
Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for fiscal year ended March 31, 2014, as well as factors discussed elsewhere in this and other reports and documents we file with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year ended March 31, 2014, as well as in our other public disclosures and filings with the SEC.

ELECTION OF DIRECTORS
(Proposal No. 1)
Proposal No. 1 concerns the election of the following director nominees: Craig A. Barbarosh, George H. Bristol, James C. Malone, Jeffrey H. Margolis, Morris Panner, D. Russell Pflueger, Steven T. Plochocki, Sheldon Razin and Lance E. Rosenzweig. The Nominating and Corporate Governance Committee has nominated each of Messrs. Barbarosh, Bristol, Malone, Margolis, Panner, Pflueger, Plochocki, Razin and Rosenzweig for election as a director. Each of our director nominees has consented to being named in this proxy statement and has agreed to serve as a director if elected. Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting or until their respective successors are duly elected and qualified.
Each of our director nominees currently serves on the Board and was elected by the shareholders at the 2013 annual meeting, other than Mr. Margolis, who was appointed by the Board to fill a vacancy on the Board in May 2014. Mr. Margolis was identified by the Nominating and Governance Committee as a qualified director candidate with professional background, strengths and skills that would be beneficial to the Company and complementary to the diverse range of skills held by our other directors. After thorough diligence of Mr. Margolis and an interview process, the Nominating and Governance Committee recommended to the Board the appointment of Mr. Margolis to our Board in May 2014 and the inclusion of Mr. Margolis as our director nominee.
Certain information with respect to our nine director nominees is set forth below. Although we anticipate that each nominee will be available to serve as a director, if any nominee becomes unavailable to serve, the proxies will be voted for another person as may be or has been designated by our Board.
Unless the authority to vote for one or more of our director nominees has been withheld in a shareholder’s proxy or specific instructions to vote otherwise have been given, the persons named in the proxy as proxy holders intend to vote at the annual meeting “For” the election of each nominee presented below. In the event cumulative voting applies to the election of the directors, our Board has authorized its Proxy Voting Committee to provide instruction to such proxy holders to vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld and to the extent no specific instructions otherwise are given) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated.
At the annual meeting, in the event cumulative voting applies, unless you specifically instruct otherwise, the Proxy Voting Committee will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of our director nominees, and will provide instructions as to the order of priority of the Board candidates in the event that fewer than all of our Board candidates are elected. The Proxy Voting Committee has not yet made any determination as to the order of priority of candidates to which it would allocate votes in the event cumulative voting applies, and expects to make this determination, if necessary, at the annual meeting.
In the election of directors, assuming a quorum is present, the nine nominees receiving the highest number of votes cast at the meeting will be elected directors.
All properly submitted and unrevoked proxies will be counted for purposes of determining whether a quorum is present, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.
Based on definitions of independence established by The Nasdaq Stock Market (“Nasdaq”), SEC rules and regulations, guidelines established in our Bylaws, and the determinations of our Nominating and Corporate Governance Committee and our Board, Messrs. Barbarosh, Bristol, Malone, Margolis, Panner, Pflueger, Razin and Rosenzweig are independent. Mr. Plochocki is a member of our management team and is a non-independent director.
The Nasdaq independence definition includes a series of objective tests, such as that the director or director nominee is not and has not been for the past three years an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq rules, our Board has made a subjective determination as to each independent director and director nominee that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment of such director or director nominee in carrying out his or her responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by our directors, director nominees and management with regard to each director’s and director nominee’s business and personal activities as they may relate to our management and us. The independent members of our Board meet periodically in executive session without management.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED BELOW AND LISTED ON THE PROXY CARD.
Steven T. Plochocki, age 62, is a director and has been our Chief Executive Office since August 16, 2008 and our President since January 25, 2012. From February 2007 to May 2008, he served as Chairman and Chief Executive Officer of Omniflight Helicopter, Inc., a Dallas-based air medical services company. From October 2006 to February 2007, Mr. Plochocki was a private healthcare investor. He previously served as Chief Executive Officer and Director of Trinity Hospice, a national hospice provider from October 2004 through October 2006. Prior to joining Trinity Hospice, he was Chief Executive Officer of InSight, a national provider of diagnostic imaging services from November 1999 to August 2004. He was Chief Executive Officer of Centratex Support Services, Inc., a support services company for the healthcare industry and had previously held other senior level positions with healthcare industry firms. He holds a B.A. in Journalism and Public Relations from Wayne State University and a Master’s degree in Business Management from Central Michigan University. Mr. Plochocki’s position as our Chief Executive Officer, as well as his prior executive experience with other companies, provides our Board with the perspective of a person with significant executive management experience. Mr. Plochocki has been a director since 2004.
Craig A. Barbarosh, age 46, is a director. Mr. Barbarosh is a partner at the international law firm of Katten Muchin Rosenman LLP, a position he has held since June 2012. From January 1999 until June 2012, Mr. Barbarosh was a partner of the international law firm of Pillsbury Winthrop Shaw Pittman LLP. Mr. Barbarosh is a nationally recognized restructuring expert. He served in several leadership positions while a partner at Pillsbury including serving on the firm’s Board of Directors, as the Chair of the firm’s Board’s Strategy Committee, as a co-leader of the firm’s national Insolvency & Restructuring practice section and as the Managing Partner of the firm’s Orange County office. At Katten, Mr. Barbarosh is a member of the firm’s Executive and Operating Committee and Board of Directors. Mr. Barbarosh received a Juris Doctorate from the University of the Pacific, McGeorge School of Law in 1992, with distinction, and a Bachelor of Arts in Business Economics from the University of California at Santa Barbara in 1989. Mr. Barbarosh received certificates from Harvard Business School for completing executive education courses on Private Equity and Venture Capital (2007) and Financial Analysis for Business Evaluation (2010). Mr. Barbarosh is also a frequent speaker and author on restructuring and governance topics. Mr. Barbarosh, as a practicing attorney specializing in the area of financial and operational restructuring and related mergers and acquisitions, provides our Board with experienced guidance on similar transactions involving our company. Mr. Barbarosh is also a director of Sabra Health Care REIT, Inc. (Nasdaq: SBRA), where he is the Chair of the Audit Committee and a member of the Compensation Committee. Mr. Barbarosh has been a director since 2009.
George H. Bristol, age 65, is a director. Mr. Bristol is a Managing Director of Janas Associates, a corporate financial advisor, a position he has held since 2010. From August 2006 until March 2010 he served as Managing Director—Corporate Finance of Crowell Weedon & Co. From November 2002 until August 2006, he was a member and Chief Financial Officer of Vantis Capital Management, LLC, a registered investment advisor which managed the Vantis hedge funds totaling over $1.4 billion from November 2002. Prior to Vantis, he was an investment banker with several firms including Ernst & Young, Paine Webber, Prudential Securities and Dean Witter. He is a graduate of the University of Michigan and Harvard Business School. Mr. Bristol’s experience at Janas, Vantis and his various corporate finance positions provides our Board with insight from someone with direct responsibility for strategic and transactional financial matters. Mr. Bristol has been a director since 2008.
    James C. Malone, age 65, is a director. Mr. Malone has more than 35 years of financial leadership experience, having held the Chief Financial Officer position at several global healthcare companies. Currently, Mr. Malone is the Chief Financial Officer and Executive Vice President of American Well Inc., a software technology and services company that brings healthcare into the homes and workplaces of patients, since September 2010. He served as Chief Financial Officer of Misys PLC, a multinational software company, from June 2007 to January 2009 and served as its Executive Vice President until January 2009. He joined Misys from The TriZetto Group, Inc., a provider of healthcare IT solutions and services to payers and providers, where he served as Chief Financial Officer from March 2004 to June 2007, Vice President of Finance from January 2004 until his appointment as CFO, Executive Vice President of Finance from January 2006 to June 2007, Senior Vice President of Finance from January 2004 until January 2006 and also served as its Principal Accounting Officer. Prior to this, he served as Chief Financial Officer, Senior Vice President and Chief Administrative Officer of IMS Health Inc., a provider of information, services and technology for the healthcare industry. He served as Senior Vice President and Controller of Cognizant Corporation from 1995 to 1997. Mr. Malone also held management positions at Dun & Bradstreet, Reuben H. Donnelley, and Siemens AG and served as audit manager at Price Waterhouse. He also served as an executive director of Misys PLC from June 2007 to January 2009 and served as director of Allscripts Healthcare Solutions, Inc. (alternate name, Allscripts-Misys Healthcare Solutions, Inc.), which provides practice management and electronic health record technology to healthcare providers, from October 2008 to January 2009. He also served as a director of Cognizant Technology Solutions, Inc. Mr. Malone received his BS in Accounting from St. Francis College in 1973 and attended Pace University for graduate work in tax. He received his Certified Public Accountant certification from the State of New York in 1975. Mr. Malone’s qualifications as a director include his experience as a Chief Financial Officer in the technology industry (including in the health care technology sector) and his experience as an executive officer and director of various companies. Mr. Malone has been a director since 2013.
Jeffrey H. Margolis, age 50, is a director. Currently, Mr. Margolis is chairman and CEO of Welltok, Inc., an early-stage healthcare consumer engagement and platform-as-a-service enterprise. Mr. Margolis is Chairman Emeritus of TriZetto

Corporation, a recognized leader of in the provision of health information technology for payers and providers and the originator of the industry-vertical SaaS model, where he served as the founding CEO beginning in 1997, served as Chairman and CEO of TriZetto until 2010 (publically traded on NASDAQ from October 1999 - August 2008), and continued as Chairman until October 2011. Mr. Margolis also served as Senior Executive Advisor to the Oliver Wyman Health Innovation Center, an organization that identifies and disseminates ideas and best practices that aim to transform healthcare, during 2012 and 2013. From 1989 to 1997, Mr. Margolis served as Senior Vice President and Chief Information Officer of FHP International Corp. and its predecessors, a publicly-traded company that focused on the delivery of managed group and individual health care insurance and hospital and ambulatory-based clinical services along with a broad array of healthcare ancillary services. Earlier in his career, Mr. Margolis served in various positions with Andersen Consulting including his final position as Manager, Healthcare Consulting. Margolis currently serves on the board of directors of Predilytics, Inc., a private, for-profit healthcare predictive analytics company and is beginning his service as a director with Alignment Healthcare, Inc., a private, for-profit population health management entity. He has previously served on a variety of other for-profit boards. He also serves on a number of not-for-profit boards of directors, and is currently a director of Hoag Hospital in Newport Beach, and the national board of the Crohn’s and Colitis Foundation of America. He is a member of the board of governors at Cedars-Sinai in Los Angeles, California and is on the Advisory Boards of the University of California at Irvine’s Center for Healthcare Management & Policy and Center for Digital Transformation. A published author on topics of healthcare information technology and systems, Mr. Margolis earned a bachelor’s degree in business administration/management information systems with high honors from the University of Illinois in 1984, and holds CPA certificates (currently inactive) in Colorado and Illinois. Mr. Margolis has been a director since 2014.
Morris Panner, age 51, is a director. Mr. Panner is a long tenured executive with expertise in both healthcare software companies, including SaaS capabilities, and the law. Currently, Mr. Panner is the Chief Executive Officer of DICOM Grid, a cloud-based healthcare software company that manages diagnostic imaging and related healthcare data. Prior to joining DICOM Grid in September 2011, Mr. Panner was the Chief Executive Officer of Townflier, Inc. and related affiliates that provide group communications services, from May 2010 to August 2011. Previously, from April 2000 to May 2010, he was Chief Executive Officer of OpenAir, Inc., a SaaS project management company, which he led from start-up to its successful acquisition by NetSuite Inc., the provider of an integrated web-based business software suite, in 2008. Following the acquisition, Panner led the OpenAir division of NetSuite, during which time he oversaw the acquisition and integration of OpenAir’s nearest competitor, QuickArrow, Inc., as well as the expansion of OpenAir internationally. Mr. Panner served as Chairman of the Board of the Software Division of the Software and Information Industry Association. Mr. Panner is a lawyer who served as an Assistant United States Attorney, the Resident Legal Advisor in Bogota, Columbia for the U.S. Department of Justice and as the Principal, Deputy Chief of the Narcotics and Dangerous Drug Section of the U.S. Department of Justice. He currently serves on the board of directors of Unanet Technologies, Inc., a software development company specializing in services automation solutions for project-based companies, where he has served since 2012, and on the board of Drug Strategies, a nonprofit research institution on issues of drug addiction and treatment, and as an advisor to the Harvard Center for International Criminal Justice. Mr. Panner was previously a director of the Washington Office on Latin America, a not-for-profit organization, from 2003 to 2009. Mr. Panner graduated from Yale College with a BA in History in 1984 and from the Harvard Law School with a JD in 1988. Mr. Panner’s qualifications as a director include his executive experience at software companies, including at health care software companies, and his legal training. Mr. Panner has been a director since 2013.
D. Russell Pflueger, age 50, is a director. Mr. Pflueger is an investor and serial entrepreneur with over 25 years of experience in healthcare and over 30 issued patents. He is the founder of Quiescence Medical, Inc., a medical device development company working on novel approaches to the treatment of sleep apnea, and has served as its Chairman and Chief Executive Officer since its inception in 2002. Mr. Pflueger’s background includes R&D and sales positions at organizations including the National Institutes of Health, Pfizer, Baxter Healthcare and Beech Street. He also helped form, manage and sell a major medical practice and surgery center. He was a semi-finalist for the Ernst & Young Orange County Entrepreneur of the Year award in 1999. In 2002, he sold Pain Concepts, Inc., a minimally invasive spinal device company he founded to Stryker, Inc. (SYK:NYSE) for a publicly reported $42.5 million. Mr. Pflueger is an active investor in many public and private companies and also various real estate interests. He played collegiate basketball and golf, holds a Chemical Engineering degree from Texas A&M University and a Master’s Degree in Business Administration degree with top honors from the University of California at Irvine. Mr. Pflueger brings to our Board experience in the healthcare industry as an entrepreneur and corporate and government employee, as well as his diverse work-related experiences in research and development, sales and executive management. Mr. Pflueger has been a director since 2006.
Sheldon Razin, age 76, is a director. He is the founder of our company and has served as our Chairman of the Board since our incorporation in 1974. Throughout his tenure as our Chairman, Mr. Razin has received several awards recognizing his service and contributions as a director. Mr. Razin’s honors at the national level include: winner in the Software Category of TechAmerica’s 52nd Annual Innovator Awards in 2010 and Chairman of the Year in the 2009 American Business Awards. He was also honored as a Director of the Year in Orange County’s 16th Annual Forum for Corporate Directors Awards in 2011, as the 2009 Ernst & Young Entrepreneur of the Year in the Healthcare Category for the Orange County and Desert Cities region and as a Finalist at the national level, and with the Excellence in Entrepreneurship Award from the Orange County Business Journal in 2009. Mr. Razin also served as our Chief Executive Officer from 1974 until April 2000. Since our incorporation until April 2000, he also served as our President, except for the period from August 1990 to August 1991. Additionally, Mr. Razin served as our

Treasurer from our incorporation until October 1982. Prior to founding our company, he held various technical and managerial positions with Rockwell International Corporation and was a founder of our predecessor, Quality Systems, a sole proprietorship engaged in the development of software for commercial and space applications and in management consulting work. Mr. Razin holds a B.S. degree in Mathematics from the Massachusetts Institute of Technology. Mr. Razin, as our founder, brings valuable knowledge to our Board regarding our history, operations, technology and marketplace. As evidenced by his awards, he has been and continues to be a technology and healthcare visionary as well as an outstanding entrepreneur whose insights and guidance are invaluable to Quality Systems. Mr. Razin has been a director since 1974.
Lance E. Rosenzweig, age 51, is a director. Mr. Rosenzweig has served, since January 2014, as Chief Executive Officer of Aegis USA, Inc., a leading business process outsourcing company with over 18,000 employees that services major corporations in the healthcare, financial services and other industries. Mr. Rosenzweig served as President, Global Markets for Aegis Communications Group, Inc. from November 2013 to January 2014. Previously, Mr. Rosenzweig served as the founder and Chief Executive Officer of LibertadCard, Inc., a provider of pre-paid debit and remit cards, since the company's inception in 2010 until November 2013. Mr. Rosenzweig has also co-founded and served as Chairman of the Board of PeopleSupport, Inc., a business process outsourcing company with over 8,000 employees and operations in the US, the Philippines and Costa Rica, since its inception in 1998, and as PeopleSupport’s Chief Executive Officer from 2002 through the company’s sale in 2008 for $250 million. Under Mr. Rosenzweig’s leadership as CEO, PeopleSupport went public in an IPO, was ranked by Fortune as the 9th fastest growing small public company in the U.S. and was named employer of the year in the Philippines. From 1993 to 1997, Mr. Rosenzweig was a founder, Chairman of the Board and President of Newcastle Group, a privately held plastics manufacturing company. He was also a founder of Unisite, a privately held wireless cell site management company, acquired by American Tower in 2000 for more than $200 million. Prior to 1993, Mr. Rosenzweig was a divisional vice president at GE Capital; a vice president in the investment banking group of Dean Witter (now Morgan Stanley); a vice president in the investment banking group of Capel Court Pacific, an Australian investment banking firm; and, a corporate planning manager of Jefferson Smurfit Group, a multinational packaging company. Mr. Rosenzweig has a BS in Industrial Engineering and an MBA with honors every term, both from Northwestern University. Mr. Rosenzweig brings significant experience in international operations and successful offshore ventures. Mr. Rosenzweig has been a director since 2012.

NON-DIRECTOR EXECUTIVE OFFICERS

Paul A. Holt, age 48, was appointed our Chief Financial Officer in November 2000. Mr. Holt served as our Controller from January 2000 to May 2000 and was appointed interim Chief Financial Officer in May 2000. Prior to joining us, Mr. Holt was the Controller of Sierra Alloys Co., Inc., a titanium metal manufacturing company, from August 1999 to December 1999. From 1995 to 1999, he was Controller of Refrigeration Supplies Distributor, the largest independently owned wholesale distributor and manufacturer of refrigeration supplies and heating controls in the western United States. From 1990 to 1995, Mr. Holt was a Certified Public Accountant at McGladrey & Pullen, LLP. Mr. Holt holds an M.B.A. from the University of Southern California and a B.A. in Economics (cum laude) from the University of California, Irvine. His senior year at UC Irvine was spent at the University of Lund, Sweden. In 2012, Mr. Holt was named the Orange County Business Journal CFO of the year for his contributions to the tremendous growth of Quality Systems during his tenure with the Company.
Daniel J. Morefield, age 55, was appointed Executive Vice President and Chief Operating Officer in September of 2012. Mr. Morefield brings more than 30 years of experience to our Company, having spent the past decade serving in various operational and technology leadership roles. Most recently, Mr. Morefield was president and chief executive officer at LEADS360, Inc., the country’s largest and most successful sales lead management system company from 2008 to 2011. Previously, Mr. Morefield was chief operations officer at Experian Consumer Direct, a consumer credit report monitoring business, from 2006 to 2007. Mr. Morefield joined Overture Services, Inc., a paid search company, in 2001 and was Chief Information Officer from 2002 to 2005. Mr. Morefield holds a Bachelor of Arts degree in management science (quantitative economics) from the University of California, San Diego.
Jocelyn A. Leavitt, age 31, was appointed our Executive Vice President, General Counsel and Secretary in June 2013. Ms. Leavitt has been with the company since December 2011 and previously served as our Vice President, Associate General Counsel. Prior to joining our company, Ms. Leavitt served as the Senior Corporate Counsel of CoreLogic, Inc. (NYSE: CLGX), a leading property information, analytics and services provider to the real estate and mortgage finance, insurance, transportation, capital markets and government sectors, from March to December in 2011. From 2007 to 2011, Ms. Leavitt was a corporate associate with the law firm of Latham & Watkins LLP where her practice focused on general corporate matters including public company representation, securities matters, mergers and acquisitions and capital markets. Ms. Leavitt holds a B.A. in English and Political Science from the University of California, Berkeley, a J.D. from Harvard Law School and is admitted to practice by the State Bar of California.
Stephen K. Puckett, age 49, was appointed our Executive Vice President and Chief Technology Officer in September 2012, prior to which he served as the Executive Vice President of our Hospital Solutions Division (formerly known as the Inpatient Solutions Division) since January 2011. From June 2009 to January 2011, Mr. Puckett served as our Senior Vice President and General Manager of Inpatient Solutions, during which time the inpatient solutions offerings were still managed within our NextGen Division. From September 1992 to May 1997, Mr. Puckett was co-founder, President and Chairman of the Board of MicroMed Healthcare Information Systems, Inc., a developer and marketer of practice management systems for medical group practices that we acquired in May 1997. Mr. Puckett began his career at Accenture and later worked in the inpatient sector at Gerber Alley, which became a part of McKesson. Mr. Puckett holds an Industrial Management degree from the Georgia Institute of Technology.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated in the related footnotes, the following table sets forth information with respect to the beneficial ownership of our common stock as of the record date, June 16, 2014, by:

•	each of our directors and director nominees;

•	each of our named executive officers ("NEOs") identified in the “Summary Compensation Table for Fiscal Year Ended March 31, 2014” contained in this proxy statement;

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. To our knowledge, unless indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as indicated in the footnotes to the table below, shares of common stock underlying options, if any, that currently are exercisable or are scheduled to become exercisable for shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 60,221,910 shares of common stock outstanding as of the record date, June 16, 2014.

Unless otherwise indicated, the address of each of the beneficial owners named in the table is c/o Quality Systems, Inc., 18111 Von Karman Avenue, Suite 700, Irvine, California 92612. Messrs. Barbarosh, Bristol, Malone, Margolis, Panner, Pflueger, Plochocki, Razin and Rosenzweig are current directors of our Company. Each of our current directors are our director nominees. Messrs. Plochocki, Holt, Morefield and Puckett and Ms. Leavitt are our NEOs.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned

Sheldon Razin	10,222,556	(1)	17.0%
Craig A. Babarosh	16,228		*
George H. Bristol	26,796	(2)	*
James C. Malone	5,836		*
Jeffrey H. Margolis	10,788		*
Morris Panner	5,836		*
D. Russell Pflueger	43,186	(3)	*
Lance E. Rosenzweig	8,279		*
Steven T. Plochocki	37,461	(4)	*
Paul A. Holt	23,750	(5)	*
Jocelyn A. Leavitt	7,848	(6)	*
Daniel J. Morefield	8,825		*
Stephen K. Puckett	39,404	(7)	*
Ahmed Hussein	5,687,696	(8)	9.4%
Brown Capital Management, LLC	4,431,148	(9)	7.4%
Blackrock, Inc.	3,657,811	(10)	6.1%
All directors and executive officers as a group (13 persons)	10,456,793	(11)	17.3%
___________________

*	Represents less than 1.0%.

(1)	Includes 20,000 shares underlying options.

(2)	Includes 10,000 shares underlying options.

(3)	Includes 20,000 shares underlying options.

(4)	Includes 25,400 shares underlying options.

(5)	Includes 13,800 shares underlying options.

(6)	Includes 5,200 shares underlying options.

(7)	Includes 33,200 shares underlying options.

(8)	This information is derived from a Form 4 filed by Ahmed Hussein on August 27, 2012. According to the Form 4, Mr. Hussein has beneficial ownership of 5,687,696 shares.

(9)
This information is derived from a Schedule 13G/A filed by Brown Capital Management LLC on February 13, 2014. According to the Schedule 13G/A, Brown Capital Management LLC had sole power to vote of 2,507,927 shares, sole power to dispose of 4,431,148 shares and zero (-0-) shared voting power to vote or dispose of shares. The address for Brown Capital Management LLC is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(10)
This information is derived from a Schedule 13G/A filed by Blackrock, Inc. on January 30, 2014. According to the Schedule 13G/A, Blackrock, Inc. had sole power to vote of 3,532,497 shares, sole power to dispose of 3,657,811 shares and zero (-0-) shared voting power to vote or dispose of shares. The address for Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022.

(11)	Includes 127,600 shares underlying options.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of March 31, 2014.

Plan Category	Number of Securities to be issued upon exercise of outstanding options (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation (excluding Securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,370,101	(1)	$27.85	2,632,977	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,370,101	(1)	$27.85	2,632,977	(2)
___________________

(1)	Represents 20,000 and 1,350,101 shares of common stock underlying options outstanding under our 1998 and 2005 Plans, respectively.

(2)
Represents shares of common stock available for issuance under options or awards that may be issued under our 2005 Plan. The material features of these plans are described in Note 12 to the Financial Statements contained in our Form 10-K for the fiscal year ended March 31, 2014.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section describes our executive compensation programs for our fiscal year 2014 named executive officers or NEOs, who were:

•	Steven T. Plochocki -- President and Chief Executive Officer

•	Paul A. Holt -- Executive Vice President and Chief Financial Officer

•	Daniel J. Morefield -- Executive Vice President and Chief Operating Officer

•	Stephen K. Puckett -- Executive Vice President and Chief Technology Officer

•	Jocelyn A. Leavitt -- Executive Vice President, General Counsel and Secretary, effective June 2, 2013 (served as Vice President, Associate General Counsel and Assistant Secretary prior to appointment)

•	Monte L. Sandler -- Executive Vice President, NextGen RCM Services Division (effective August 15, 2013, Mr. Sandler ceased to serve as an officer of the Company)
Changes in Management Team
On June 2, 2013, Ms. Leavitt, our former Vice President, Associate General Counsel and Assistant Secretary, was appointed the Company’s Executive Vice President, General Counsel and Secretary. Since Mr. Morefield joined the Company as Executive Vice President and Chief Operating Officer in September 2012, he has overseen a restructuring of the Company’s operations management team. As part of this restructuring, Mr. Morefield has assumed principal responsibility and policy making authority over each of our operating divisions. As a result, each divisional manager, whom previously served as an officer of the Company prior to Mr. Morefield’s appointment, is now no longer deemed to be an officer of the Company. Accordingly, Mr. Sandler, whom was previously the Executive Vice President, NextGen RCM Services Division and an NEO of the Company, ceased to serve as an officer, effective August 15, 2013. Mr. Sandler continues to serve the Company as a member of senior management reporting to Mr. Morefield.
Executive Summary
Quality Systems develops and markets computer-based practice management applications, electronic health records, revenue cycle management applications and connectivity products and services to medical and dental group practices and hospitals. We compete for executive talent with a broad range of companies that are leaders in the healthcare and software industries. We believe that our compensation program:
•aligns management’s interests with the interests of our shareholders;
•rewards strong Company financial performance;
•provides responsible and balanced incentives;
•allows us to attract and retain effective executive leadership; and
•is mindful of the concerns of our shareholders and good corporate governance practices.
Continued Strong Shareholder Support for our Compensation Decisions
At our 2013 annual meeting of shareholders, our shareholders approved the compensation of our fiscal year 2013 NEOs with over 98% approval. In light of this overwhelming support from our shareholders, the Compensation Committee made no significant changes to the overall design or philosophy of our compensation program for fiscal year 2014. While the underlying philosophy for our compensation program for fiscal year 2015 has remained unchanged, the Compensation Committee has incorporated into our fiscal year 2015 compensation program, (i) revised potential cash incentive bonus thresholds, (ii) new performance measures, and (iii) an additional performance share component. These changes to our compensation framework provide stronger retention and performance incentives for our NEOs and better alignment with our shareholders. The Compensation Committee will continue to evaluate our compensation programs to ensure that the management team’s interests are aligned with our shareholders’ interests to support long-term value creation.
Pay-For-Performance
We believe a significant portion of our NEOs’ compensation should be variable, at risk and tied directly to the Company’s measurable performance. Consistent with these principles, a material portion of our NEOs’ compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial goals.

Our Performance Measures
Under our 2014 Executive Compensation Program, Messrs. Plochocki, Holt, Morefield and Puckett and Ms. Leavitt were eligible for cash and equity incentives based on (i) the percentage of increase, if any, of the Company’s consolidated revenues reported for the fiscal year over the Company’s consolidated revenues reported for the previous fiscal year (“Consolidated Revenue Growth”) and (ii) the percentage of increase, if any, of the Company’s fully diluted earnings per share reported for the fiscal year over the Company’s fully diluted earnings per share reported for the previous fiscal year (“EPS Growth”). Mr. Sandler was eligible for cash and equity incentives based on Consolidated Revenue Growth and EPS Growth for fiscal year 2014, as well as (i) the percentage of increase, if any, of the RCM Services Division’s revenues for the fiscal year over the RCM Services Division’s revenues for the previous fiscal year (“RCM Division Revenue Growth”) and (ii) the percentage of increase, if any, of the RCM Services Division’s operating income for the fiscal year over the RCM Services Division’s operating income for the previous year (“RCM Division Operating Income Growth”). All revenues and expenses associated with acquisitions made during the fiscal year are not included in the calculation of any of the performance measures.
Under our 2015 Executive Compensation Program, each of our NEOs will be eligible for cash and equity incentives based on (i) Consolidated Revenue Growth for fiscal year 2015, (ii) the Company’s fully diluted non-GAAP earnings per share for the fiscal year (“Non-GAAP EPS”), (iii) the Company’s free cash flow for the fiscal year (“Free Cash Flow”), and (iv) the Company’s average daily closing stock price during the ninety calendar day period ending May 31st (“Average 90 Day Trading Price”) for fiscal years 2016, 2017 and 2018. All revenues, expenses and dilutive shares associated with acquisitions or divestitures closed during the fiscal year will not be included in the calculation of any of the performance measures.
Our Fiscal Year 2014 Performance and How our Performance is Linked to Pay
Fiscal year 2014 presented both new challenges and new opportunities for Quality Systems and the healthcare information technology sector as a whole. We have seen a decline in both our consolidated revenue and our fully diluted earnings per share (“EPS”). Excluding both the impact of the prior year impairment charge and the current year acquisition of Mirth Corporation, our fiscal year 2014 revenue decreased 5.0%, our net income decreased 75.5% and our EPS decreased 75.8% from fiscal year 2013. RCM Division Revenue Growth was 5.6%, while RCM Division Operating Income Growth was 3.5%. Accordingly, no cash or equity incentives were awarded to our management team under the 2014 Executive Compensation Program. However, we continue to believe that there are significant growth opportunities ahead for our Company, that we are optimally positioned to capitalize on these opportunities, and that our talented management team will be instrumental in executing our growth strategy.
Equity as a Key Component of Compensation
We believe that the use of equity-based compensation in the form of restricted shares of common stock and equity-based incentives in the form of stock options that vest in five equal, annual installments help to align the interests of our management team with those of our long-term shareholders by encouraging long-term performance. The multi-year vesting schedule creates incentives for our officers to sustain performance over the long term, and encourages retention. Under the 2014 Executive Compensation Program, performance based equity compensation represented about 52.5% of our NEOs’ aggregate compensation opportunities, all of which would only be granted upon the achievement of predetermined performance targets.
Responsible and Balanced Pay Opportunities that Reflect Best Practices
The Compensation Committee evaluates our compensation programs annually to ensure they provide balanced and reasonable pay opportunities and reflect best practices. In designing our compensation programs, our Compensation Committee adheres to the following:

•
Restrained use of employment agreements and severance arrangements. Only Mr. Plochocki, our President and Chief Executive Officer, has an employment agreement that provides for certain payments upon his termination of employment or a change in control of the Company. We do not have any employment contracts, agreements, plans or other arrangements with any of our other NEOs that would provide for payments in connection with any termination of employment, change in control or change in responsibilities. The change in control arrangement in Mr. Plochocki’s employment agreement has a double trigger, and there are no excise tax gross-ups on any change of control severance payments that may be made.

•	No perquisites; no tax gross-ups. We do not provide any meaningful perquisites to our NEOs. Accordingly, we do not provide tax gross-ups to our NEOs in connection with perquisites or benefits.

•	No corporate aircraft. We do not provide a corporate aircraft for personal travel of any of our NEOs.

•
Responsible and balanced compensation philosophy. The Compensation Committee's compensation philosophy is to design conservative, responsible and balanced compensation programs that have the highest regard for the interests of our shareholders while still compensating NEOs fairly in light of the Company's performance and market position.

•	Executive stock ownership policy. We have an executive stock ownership policy designed to align our NEOs' long-term interests with those of our shareholders and to discourage excessive risk taking.

•	Executive compensation recovery policy. All incentive compensation awarded to our NEOs may be recovered in the event of a financial restatement or intentional misconduct by the NEO.

Commitment to Strong Governance Standards
We are committed to adopting and maintaining good corporate governance standards with respect to our compensation programs, procedures and practices. As such, our Company's and Compensation Committee's practices include the following:

•	Independent compensation committee. Our Compensation Committee designs and oversees our executive compensation programs. The Compensation Committee is comprised entirely of independent directors.

•	Annual say-on-pay advisory vote. Since 2011, we have held annual say-on-pay advisory votes in accordance with good governance practices and to maintain accountability to our shareholders.

•
Performance goals. A material portion of our NEOs' compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial goals. These goals are tied directly to the Company's measurable performance and designed to align the interests of our executives with those of our shareholders.

•
Risk oversight. Our Compensation Committee oversees and periodically assesses the risks associated with our compensation structure, programs and practices to ensure they do not encourage excessive risk-taking.

•
Authority to engage independent consultants. Our Compensation Committee has the authority to engage its own independent compensation consultants, legal counsel or other advisers to assist in designing and assessing our executive compensation programs and pay practices.

•
Prohibition on speculative trading. Board members, officers and employees are prohibited under the Company's insider trading policy from engaging in short-term or speculative transactions in our Company's shares.

Compensation Details
Compensation Objectives and Components
This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by executive officers and places in perspective the data presented in the tables and narratives that follow.
The Compensation Committee regularly assesses the Company’s compensation philosophy as well as target and actual compensation. The Compensation Committee is comprised solely of independent directors and has responsibility for overseeing the Company’s compensation programs, designing and managing our executive compensation programs and making recommendations to the Board concerning compensation matters for our employees and directors. The Compensation Committee attempts to create compensation paid to our NEOs that is responsible, balanced, performance based and competitive. Our executive compensation program is designed to reward achievement of specific performance goals, including continuous Company growth and increased shareholder value. By rewarding strong management performance in the achievement of these established goals, our executive compensation program helps to ensure that management’s interests are aligned with our shareholders’ and customers’ interests, with the ultimate objective of improving long-term shareholder value and customer satisfaction. To that end, our Compensation Committee designs compensation packages for our officers that include equity-based compensation as a key component. Our Compensation Committee believes that this use of equity-based compensation serves to further align the interests of our officers with those of our long-term shareholders by encouraging long-term performance. Our Compensation Committee also strives to enable us to recruit, retain and develop effective executive talent by creating compensation opportunities that are fair in light of the Company’s performance and market position.

The Compensation Committee meets following the end of the fiscal year without any members of management present to deliberate on and approve executive officer bonuses earned under the prior fiscal year’s compensation program and approve the compensation program for the next fiscal year. During the process, the Compensation Committee reviews performance assessments of the executive officers as well as market and industry data on compensation metrics and best practices.
The Compensation Committee assesses our Company-wide compensation structure, programs and practices to help ensure that our compensation programs do not incentivize excessive risk taking. Pursuant to this assessment, the Compensation Committee believes that the balance of cash and equity compensation and the performance measures used in our compensation programs are effective and do not encourage excessive risk taking.
The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of an independent compensation consultant, legal counsel or other advisers to assist in carrying out the Compensation Committee’s duties and responsibilities. Prior to selecting a compensation adviser, the Compensation Committee shall assess whether work performed or advice rendered by such compensation adviser would raise any conflicts of interest. From time to time, the Compensation Committee has engaged independent compensation consultants to advise it on matters of Board and executive compensation. In each case, the Compensation Committee has utilized these compensation consultants to compile and present peer-group compensation data to the Compensation Committee, but did not delegate any authority to the consultants to determine or recommend the amount or form of executive compensation. The Compensation Committee also subscribes to Equilar, Inc. Insight and reviews publicly available compensation data from time to time as part of its committee and executive compensation decisions. For fiscal year 2014, there were no conflicts of interest with respect to any compensation advisers.
    Key components of the 2014 Executive Compensation Program were base salary in the form of cash, restricted shares, and cash and equity incentive programs. The Compensation Committee views the various components of compensation as related, but distinct, and believes that a significant percentage of total compensation should be allocated to performance incentives. The Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on performance, internal equity, stability and other considerations the Compensation Committee deems relevant. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
The Compensation Committee provides NEOs with base salaries to compensate them for services rendered during the fiscal year. The use of base salaries provides stable compensation to officers, allows us to attract high caliber executive talent and provides a base upon which officers may be rewarded for individual performance. Base salaries for NEOs are determined based on positions and responsibilities using market data and considering individual performance, company-wide performance, future contribution potential, peer compensation levels and internal equity issues. The weight given to each of these factors can vary from individual to individual. Base salaries are intended to be set at levels that, in combination with other forms of compensation, offer the potential to attract, retain, and motivate qualified individuals. Base salaries are targeted to be moderate yet competitive.
2014 Executive Compensation Program Terms
On May 22, 2013, our Compensation Committee approved the 2014 Executive Compensation Program for our NEOs for the fiscal year ended March 31, 2014. The 2014 Executive Compensation Program includes base salaries in the form of cash, restricted shares, and both cash and equity incentive compensation components. The incentive compensation components for Messrs. Plochocki, Holt, Morefield and Puckett and Ms. Leavitt were based on Consolidated Revenue Growth and EPS Growth for fiscal year 2014. Mr. Sandler was eligible for incentive compensation based on Consolidated Revenue Growth and EPS Growth for fiscal year 2014, as well as RCM Division Revenue Growth and RCM Division Operating Income Growth for fiscal year 2014. The focus on divisional performance measures for Mr. Sandler was designed to drive optimal performance by his operating division while simultaneously creating greater accountability for Mr. Sandler while he served as the leader of the RCM Services Division. In designing these divisional performance measures, the Compensation Committee was mindful of continuing to incorporate consolidated Company performance measures to incentivize overall growth and long-term value creation for the Company as a whole through collaborative and cooperative behavior amongst the operating divisions.

Base Compensation
Cash salary levels for our NEOs were set as follows:

•	Steven T. Plochocki - $600,000 (an increase from $575,000), effective August 16, 2013;

•	Paul A. Holt - $360,000 (an increase from $345,000), effective July 23, 2013;

•	Daniel J. Morefield - $440,000 (an increase from $375,000)), effective September 25, 2013;

•	Stephen K. Puckett - $360,000 (an increase from $330,000), effective June 1, 2013;

•	Jocelyn A. Leavitt - $315,000, effective August 16, 2013;

•	Monte L. Sandler - $340,000 (an increase from $318,000), effective March 16, 2013

Equity Grant
Each NEO received a grant of restricted shares of common stock. This grant occurred on May 29, 2013, and the shares vest in two equal annual installments, beginning on May 29, 2014. The number of shares granted to each NEO is set forth in the table below.

Name	Shares
Steve T. Plochocki	5,000
Paul A. Holt	3,000
Daniel J. Morefield	4,000
Stephen K. Puckett	3,000
Jocelyn A. Leavitt	2,000
Monte L. Sandler	3,000

The Compensation Committee determines base salaries for our NEOs after reviewing a variety of factors. The weight given to each of these factors can vary from period to period and from individual to individual. The Compensation Committee does not allocate specific, predetermined weighting to the individual factors.
When evaluating the future contribution potential of an NEO, the Compensation Committee considers, as particularly meaningful, the NEO’s historic contributions to our EPS and revenue, particularly in light of the highly competitive industry in which we operate. Significant weight also is given to the NEO’s anticipated contributions to our future growth and profitability. To a lesser extent, the Compensation Committee takes note, on an informal basis, of the competitive rates of pay in the corporate community, generally, and the relative standing of our compensatory practices in a peer group of similarly sized healthcare information technology and business software companies. The composition of this peer group is based on revenue, market capitalization, number of employees and other available data. For fiscal year 2014, this peer group (“Peer Group”) included the following companies:
•ACI Worldwide
•Accretive Health
•Advent Software
•Advisory Board
•Allscripts Healthcare Solutions, Inc.
•Ariba
•Aspen Technology
•AthenaHealth
•Blackbaud
•CommVault Systems, Inc.
•Computer Programs & Systems
•Concur Technologies
•HMS Holdings
•Informatica Corporation
•Manhattan Associates Inc.
•MedAssets, Inc.
•MicroStrategy Inc.
•NetSuite Inc.Omnicell
However, the Compensation Committee does not believe in relying solely on benchmarking with our Peer Group’s compensation practices or positioning our NEOs at a particular percentile relative to a given peer group or index. Instead, reference to this Peer Group generally demonstrated the NEOs to be compensated at levels that the Compensation Committee deemed fair and reasonable in light of the Company’s performance and current market position. The Compensation Committee also considered, and gave some weight, to more subjective evaluations and input from other Board members and peer assessments from other officers reflecting upon the quality of each NEO’s performance.
Cash Incentive Bonus
The following table sets forth the potential cash incentive bonus payable to each of our NEOs under the 2014 Executive Compensation Program:

Name	Potential Cash Bonus %	Potential Cash Bonus Amount
Steven T. Plochocki	50% of Salary	300,000
Paul A. Holt	50% of Salary	180,000
Daniel J. Morefield	50% of Salary	220,000
Stephen K. Puckett	50% of Salary	180,000
Jocelyn A. Leavitt (1)	50% of Salary	97,641
Monte Sandler	50% of Salary	170,000
(1) Ms. Leavitt’s potential cash bonus amount was prorated for the time she served as an officer of the Company (beginning on August 16, 2013). In addition to the above, Ms. Leavitt was eligible to receive a potential cash bonus of $39,375 in fiscal year 2014 for the time she served during the fiscal year prior to her appointment as an officer of the Company.

For Messrs. Plochocki, Holt, Morefield and Puckett and Ms. Leavitt, 50% of the potential cash incentive bonus was based on Consolidated Revenue Growth for fiscal year 2014, determined as follows:

Consolidated Revenue Growth	% of Criteria Amount
7.0%	70.0%
8.0%	80.0%
9.0%	90.0%
10.0%	100.0%
11.0%	110.0%
12.0%	120.0%
13.0%	130.0%
14.0%	140.0%
>15%	150.0%

The remaining 50% of the potential cash incentive bonus was based on the EPS Growth for fiscal year 2013, determined as follows:

EPS Growth	% of Criteria Amount
7.0%	70.0%
8.0%	80.0%
9.0%	90.0%
10.0%	100.0%
11.0%	110.0%
12.0%	120.0%
13.0%	130.0%
14.0%	140.0%
>15%	150.0%

For Mr. Sandler, (i) 37.5% of the potential cash incentive bonus was based on Consolidated Revenue Growth for fiscal year 2014, (ii) 37.5% of the potential cash incentive bonus was based on Consolidated EPS Growth for fiscal year 2014, (iii) 12.5% of the potential cash incentive bonus was based on RCM Division Revenue Growth for fiscal year 2014, and (iv) 12.5% of the potential cash incentive bonus was based on RCM Division Operating Income Growth for fiscal year 2014. The portions of the potential cash incentive bonus based on Consolidated Revenue Growth and EPS Growth were determined as set forth in the preceding tables. The portion of the potential cash incentive bonus based on RCM Division Revenue Growth was determined as follows:

RCM Division Revenue Growth	% of Criteria Amount
7.0%	70.0%
8.0%	80.0%
9.0%	90.0%
10.0%	100.0%
11.0%	110.0%
12.0%	120.0%
13.0%	130.0%
14.0%	140.0%
>15%	150.0%

The portion of the potential cash incentive bonus based on RCM Division Operating Income Growth was determined as follows:

RCM Division Operating Income Growth	% of Criteria Amount
7.0%	70.0%
8.0%	80.0%
9.0%	90.0%
10.0%	100.0%
11.0%	110.0%
12.0%	120.0%
13.0%	130.0%
14.0%	140.0%
>15%	150.0%

Under the 2014 Executive Compensation Program, the percentage shown in the right hand columns was awarded when the stated level was reached as a step function. Full percentage Consolidated Revenue Growth, EPS Growth, RCM Division Revenue Growth and RCM Division Operating Income Growth was required to reach each bonus level. The amount of cash bonus granted was a percentage based on the same percentage earned according to an average of Consolidated Revenue Growth and EPS Growth criteria above for Messrs. Plochocki, Holt, Morefield and Puckett and Ms. Leavitt, and an average of Consolidated Revenue Growth, EPS growth, RCM Division Revenue Growth and RCM Division Operating Income Growth criteria above, each weighted in accordance with its respective percentage, for Mr. Sandler.

Equity Incentive Bonus
The potential equity incentive bonus component of the 2014 Executive Compensation Program provided that our NEOs were eligible to receive options to purchase the Company’s common stock based on the Company meeting certain Consolidated Revenue Growth and EPS Growth targets during the fiscal year as follows:

Named Executive Officer	Number of Options
Steven T. Plochocki	50,000
Paul A. Holt	30,000
Daniel J. Morefield	40,000
Stephen K. Puckett	30,000
Jocelyn A. Leavitt (1)	12,438
Monte Sandler	30,000

(1) Ms. Leavitt’s potential equity bonus amount was prorated for the time she served as an officer of the Company (beginning on August 16, 2013).

For Messrs. Plochocki, Holt, Morefield and Puckett and Ms. Leavitt, 50% of the potential equity incentive bonus was based on Consolidated Revenue Growth for fiscal year 2014, determined as follows:

Consolidated Revenue Growth	% of Criteria Amount
7.0%	70.0%
8.0%	80.0%
9.0%	90.0%
10.0%	100.0%
11.0%	110.0%
12.0%	120.0%
13.0%	130.0%
14.0%	140.0%
>15%	150.0%

The remaining 50% of the potential equity incentive bonus was based on the EPS Growth for fiscal year 2014, determined as follows:

EPS Growth	% of Criteria Amount
7.0%	70.0%
8.0%	80.0%
9.0%	90.0%
10.0%	100.0%
11.0%	110.0%
12.0%	120.0%
13.0%	130.0%
14.0%	140.0%
>15%	150.0%

For Mr. Sandler, (i) 37.5% of the potential equity incentive bonus was based on Consolidated Revenue Growth for fiscal year 2014, (ii) 37.5% of the potential equity incentive bonus was based on Consolidated EPS Growth for fiscal year 2014, (iii) 12.5% of the potential equity incentive bonus was based on RCM Division Revenue Growth for fiscal year 2014, and (iv) 12.5% of the potential equity incentive bonus was based on RCM Division Operating Income Growth for fiscal year 2014. The portions of the potential equity incentive bonus based on Consolidated Revenue Growth and EPS Growth were determined as set forth in the preceding tables. The portion of the potential equity incentive bonus based on RCM Division Revenue Growth was determined as follows:

RCM Division Revenue Growth	% of Criteria Amount
7.0%	70.0%
8.0%	80.0%
9.0%	90.0%
10.0%	100.0%
11.0%	110.0%
12.0%	120.0%
13.0%	130.0%
14.0%	140.0%
>15%	150.0%

The portion of the potential equity incentive bonus based on RCM Division Operating Income Growth was determined as follows:

RCM Division Operating Income Growth	% of Criteria Amount
7.0%	70.0%
8.0%	80.0%
9.0%	90.0%
10.0%	100.0%
11.0%	110.0%
12.0%	120.0%
13.0%	130.0%
14.0%	140.0%
>15%	150.0%

As with the cash incentive bonus, the percentage shown in the right hand columns was awarded when the stated level is reached as a step function.

General Terms for the 2014 Executive Compensation Program The following terms applied to all officers participating in the 2014 Executive Compensation Program:

•	For purposes of calculating cash and equity incentive bonuses, revenue and expenses attributable to acquisition targets acquired by the Company during the 2014 fiscal year were excluded.

•	Executive must be in good standing as a full time employee of the Company at least two weeks beyond the release of our fiscal year 2014 results.

•	Executive is not allowed to be compensated for work outside of his or her work for the Company without the prior written approval of our Board.

•	Executive must sign an updated and revised confidential information/non-compete agreement.

•
Payment of cash and equity incentive compensation is to be approved by the Compensation Committee, based on audited financial statements. The Compensation Committee’s determination regarding cash and equity incentive compensation will be final.

•
Options are granted under one of our shareholder approved option plans and subject to the terms of our standard stock option agreement. The option exercise price for all options granted under the 2014 Executive Compensation Program will be the closing price of our common stock on the applicable grant date. The options shall vest in five equal, annual installments commencing one year after the applicable grant date and will expire eight years after their grant.

2014 Executive Compensation Program Payouts
For purposes of the 2014 Executive Compensation Program, consolidated revenue declined 5.0% based on revenue of approximately $437.2 million compared to revenue of $460.2 million for fiscal year 2013. Consolidated EPS declined 75.8% based on EPS of approximately $0.24 compared to EPS of $0.99 for fiscal year 2013. Consolidated revenue and EPS for fiscal year 2014 excluded $7.5 million in revenue and $1.0 million in net income from the acquisition of Mirth Corporation. Consolidated EPS for fiscal year 2013 excluded the impact of the $17.4 million impairment charge recorded in fiscal year 2013.
On May 27, 2014, based on our results for the 2014 fiscal year and the terms of the 2014 Executive Compensation Program, our Compensation Committee did not authorize any cash or equity incentive payments to our NEOs. However, we continue to believe that there are significant growth opportunities ahead for our Company, that we are optimally positioned to capitalize on these opportunities, and that our talented management team will be instrumental in executing our growth strategy.

2015 Executive Compensation Program Terms
Based on the principles described above under the caption “Compensation Philosophy, Objectives and Components,” on May 27, 2014, our Compensation Committee approved the 2015 Executive Compensation Program for our NEOs for the fiscal year ending March 31, 2015. The compensation program includes base salaries in the form of cash, options to purchase the Company’s common stock, and both cash and equity incentive compensation components. The incentive compensation components for each of our NEOs will be based on Consolidated Revenue Growth, Non-GAAP EPS and Free Cash Flow for fiscal year 2015 and Average 90 Day Trading Price for fiscal years 2016, 2017 and 2018.
Base Compensation
Salary levels are considered annually as part of our Compensation Committee’s performance review process. From time to time, the Compensation Committee will approve increases in the base salary of our NEOs to maintain our competitiveness for executive talent as necessary. Under the 2015 Executive Compensation Program, the Compensation Committee approved modest increases in the cash salary levels for our NEOs as follows:

•	Steven T. Plochocki - $618,000 (an increase from $600,000), effective August 16, 2014;

•	Paul A. Holt - $370,800 (an increase from $360,000), effective July 23, 2014;

•	Daniel J. Morefield - $453,200 (an increase from $440,000), effective September 25, 2014;

•	Stephen K. Puckett - $370,800 (an increase from $360,000), effective June 1, 2014;

•	Jocelyn A. Leavitt - $324,450 (an increase from $315,000), effective August 16, 2014

Equity Grant
Each NEO shall also receive a grant of options to purchase the Company’s common stock. This grant occurred on June 3, 2014. The options vest in five equal, annual installments, beginning on June 3, 2015 and will expire eight years after their grant. The options were granted under one of our shareholder approved option plans, subject to the terms of our standard stock option agreement, with an exercise price of $15.99. The number of stock options granted to each NEO is set forth in the table below.

Name	Options
Steve T. Plochocki	25,000
Paul A. Holt	20,000
Daniel J. Morefield	20,000
Stephen K. Puckett	20,000
Jocelyn A. Leavitt	20,000

Cash Incentive Bonus

The following table sets forth the potential cash incentive bonus payable to each of our NEOs under the 2015 Executive Compensation Program:

Name	Potential Cash Bonus %	Potential Cash Bonus Amount
Steve T. Plochocki	50%	$309,000
Paul A. Holt	50%	185,400
Daniel J. Morefield	50%	226,600
Stephen K. Puckett	50%	185,400
Jocelyn A. Leavitt	50%	162,225

For each of our NEO’s, (i) 40% of the potential cash incentive bonus is based on Consolidated Revenue Growth for fiscal year 2015, (ii) 40% of the potential cash incentive bonus is based on Non-GAAP EPS for fiscal year 2015, and (iii) 20% of the potential cash incentive bonus is based on Free Cash Flow for fiscal year 2015. The portions of the potential cash incentive bonus based on Consolidated Revenue Growth for fiscal year 2015 will be determined as follows:

Consolidated Revenue Growth	% of Criteria Amount
< 4%	—%
4.0%	20.0%
5.0%	40.0%
6.0%	60.0%
7.0%	80.0%
8.0%	100.0%
9.0%	110.0%
10.0%	120.0%
11.0%	130.0%
12.0%	140.0%
≥13%	150.0%

The portions of the potential cash incentive bonus based on Non-GAAP EPS for fiscal year 2015 will be determined as follows:

Non-GAAP EPS	% of Criteria Amount
< $0.45	—%
$0.45	20.0%
$0.46	40.0%
$0.47	60.0%
$0.48	80.0%
$0.49	100.0%
$0.50	110.0%
$0.51	120.0%
$0.52	130.0%
$0.52	140.0%
≥ $0.54	150.0%

The portions of the potential cash incentive bonus based on Free Cash Flow for fiscal year 2015 will be determined as follows

Free Cash Flow (in millions)	% of Criteria Amount
< $25	—%
$25.0	20.0%
$26.0	40.0%
$27.0	60.0%
$28.0	80.0%
$29.0	100.0%
$30.0	110.0%
$31.0	120.0%
$32.0	130.0%
$33.0	140.0%
≥ $34	150.0%

Under the 2015 Executive Compensation Program, the percentage shown in the right hand columns will be awarded when the stated level is reached as a step function. Full percentage Consolidated Revenue Growth and value for Non-GAAP EPS and Free Cash Flow must be achieved to reach each bonus level. Accordingly, there will be no partial credit, proration or extrapolation between levels. The amount of cash bonus granted will be a percentage based on the same percentage earned according to an average of Consolidated Revenue Growth, Non-GAAP EPS and Free Cash Flow, each weighted in accordance with their respective percentages, for each of our NEOs.
Equity Incentive Bonus
The potential equity incentive bonus component of the 2015 Executive Compensation Program provides that our NEOs are eligible to receive an aggregate of up to 170,000 restricted shares of common stock based on us meeting certain Average 90 Day Trading Price targets during fiscal years 2016, 2017, and 2018 as follows:

Name	Shares
Steven T. Plochocki	50,000
Paul A. Holt	30,000
Daniel J. Morefield	30,000
Stephen K. Puckett	30,000
Jocelyn A. Leavitt	30,000

For each of our NEOs, (i) 30% of the potential equity incentive bonus is based on Average 90 Day Trading Price for fiscal year 2016, (ii) 30% of the potential equity incentive bonus is based on Average 90 Day Trading Price for fiscal year 2017, and (iii) 40% of the potential equity incentive bonus is based on Average 90 Day Trading Price for fiscal year 2018. The portions of the potential equity incentive bonus based on Average 90 Day Trading Price for fiscal year 2016 will be determined as follows:

Average 90 Day Trading Price	% of Criteria Amount
$20.00	10.0%
$22.00	20.0%
$23.00	30.0%

The portions of the potential equity incentive bonus based on Average 90 Day Trading Price for fiscal year 2017 will be determined as follows:

Average 90 Day Trading Price	% of Criteria Amount
$26.00	10.0%
$28.00	20.0%
$30.00	30.0%

The portions of the potential equity incentive bonus based on Average 90 Day Trading Price for fiscal year 2018 will be determined as follows:

Average 90 Day Trading Price	% of Criteria Amount
$32.00	10.0%
$34.00	20.0%
$36.00	40.0%

Under the 2015 Executive Compensation Program, the percentage shown in the right hand columns will be awarded when the stated level is reached as a step function. An Average 90 Day Trading Price of no less than the value stated in the left hand columns must be achieved to reach each bonus level. Accordingly, there will be no partial credit, proration or extrapolation between levels. The amount of equity bonus granted will be the percentage earned according to the relevant fiscal year Average 90 Day Trading Price of each of our NEOs total available potential equity incentive shares.
General Terms For the 2015 Executive Compensation Program
The following terms will apply to all officers participating in our 2015 Executive Compensation Program:

•
For purposes of calculating cash and equity incentive bonuses for all NEOs, revenue, expenses and dilutive shares attributable to acquisition targets acquired or divestitures completed during the 2015 fiscal year will be excluded.

•	Officer must be in good standing as a full time employee of the Company on May 31st of the relevant calendar year.

•	Officer is not allowed to be compensated for work outside of his or her work for the Company without the prior written approval of our Board.

•	Officer must sign an updated and revised confidential information/non-compete agreement.

•
Payment of cash and equity incentive compensation is to be approved by the Compensation Committee, based on audited financial statements. The Compensation Committee’s determination regarding cash and equity incentive compensation will be final.

•
The restricted shares granted pursuant to the 2015 Executive Compensation Program will be granted on May 31st of the relevant calendar year. Each restricted share will fully vest six months following the issuance.

Other Benefits
We have a 401(k) plan available to substantially all of our employees. Participating employees may defer each year up to the limit set in the Internal Revenue Code of 1986, as amended (the “Code”). The annual company contribution is determined by a formula set by our Board and may include matching and/or discretionary contributions. The retirement plans may be amended or discontinued at the discretion of our Board. Matching contributions for the NEOs are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year Ended March 31, 2014.
We have a deferred compensation plan available for the benefit of officers and employees who qualify for inclusion. The plan is described below in connection with the Nonqualified Deferred Compensation Table for Fiscal Year ended March 31, 2014.

Perquisites and Other Personal Benefits
We do not offer any meaningful perquisites to our NEOs. Accordingly, we do not pay or reimburse our NEOs for any taxes relating to perquisites or other benefits.

Executive Stock Ownership Guidelines
We have an executive stock ownership policy that requires all executive officers to purchase and retain for the full duration of their tenure as executive officers, shares of the Company’s common stock with a value equal to no less than 25% of the executive officer’s annual base salary at the time of purchase. Each executive officer is required satisfy his share purchase requirement within twelve months of becoming an executive officer and may do so through fully vested Company grants, acquisitions on the open market or by option exercises.

Insider Trading Policy
We have an insider trading policy that generally prohibits Board members, officers and employees from engaging in short-term or speculative transactions in our Company’s shares, including short sales, publicly traded options, hedging transactions, holding Company shares in a margin account, pledging Company shares as collateral and standing and limit orders.

Clawback Policy for Compensation Recovery
In order to better align our officers’ long-term interests with those of our Company and our shareholders, we have an executive compensation recovery policy that claws back incentive compensation awarded to an executive officer if the result of a performance measure upon which such award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award. If the result of a performance measure was considered in determining the award, but the award was not made on a formulaic basis, the Compensation Committee will determine the appropriate amount of the recovery. In addition, the Compensation Committee has the authority to recover incentive compensation if an executive officer engaged in intentional misconduct that contributed to an award of incentive compensation that was greater than would have been awarded in the absence of such misconduct

Tax and Accounting Implications
Deductibility of Executive Compensation
As part of its role, our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless the compensation qualifies as performance-based. Our Compensation Committee currently intends that all cash compensation paid will be tax deductible for us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gains recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee. Also, in certain situations, our Compensation Committee may approve compensation that does not meet deductibility qualifications, in order to ensure competitive levels of total compensation for our executive officers.
Accounting for Stock-Based Compensation
We account for stock-based payments in accordance with Accounting Standard Codification Topic 718, Compensation-Stock Compensation. For further information regarding our accounting for stock-based payments, refer to Note 2 to the Financial Statements contained in our Form 10-K for the fiscal year ended March 31, 2014.

Summary Compensation Table for Fiscal Year Ended March 31, 2014

The following table provides certain summary information concerning the compensation for the fiscal years ended March 31, 2014, 2013 and 2012 for our principal executive officer, our principal financial officer, and the three other most highly compensated executive officers whose total compensation exceeded $100,000 during fiscal year 2014 and who were serving as executive officers at the end of fiscal year 2014 (collectively, the “NEOs”). In addition to our NEOs, information concerning the compensation for Mr. Sandler has been included as he would have otherwise been includable in the table on the basis of total compensation for fiscal year 2014 but for the operational restructuring undertaken by the Company in fiscal year 2014 pursuant to which Mr. Sandler ceased to serve as an officer of the Company. For a more detailed explanation of this restructuring, see the description under the heading “Compensation Discussion and Analysis-Changes in Management Team.” No other executive officers that would have otherwise been includable in the table on the basis of total compensation for fiscal year 2014 have been excluded by reason of their termination of employment or change in officer status during that year.

Name and Title	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen-sation ($) (2)	Change in Pension Value and Nonquali-fied Deferred Compen-sation Earnings ($) (3)	All Other Compen-sation ($) (4)	Total ($)

Steven T. Plochocki
Chief Executive	2014	$591,905	$—	$89,750	$—	$—	$—	$—	$681,655
Officer and President	2013	565,625	—	—	—	—	—	—	565,625
	2012	539,688	—	—	236,748	151,250	—	—	927,686

Paul A. Holt
Executive Vice President and	2014	356,743	—	53,850	—	—	3,516	2,375	416,484
Chief Financial Officer	2013	340,315	—	—	—	—	3,448	—	343,763
	2012	323,750	—	—	142,049	90,750	4,118	17,113	577,780

Daniel J. Morefield
Executive Vice President and	2014	409,240	—	71,800	—	—	3,922	2,556	487,518
Chief Operating Officer	2013	194,712	—	—	103,040	—	—	900	298,652
	2012 (5)	—	—	—	—	—	—	—	—

Stephen K. Puckett
Executive Vice President and	2014	355,004	—	53,850	—	—	—	3,400	412,254
Chief Technology Officer (6)	2013	323,333	—	—	—	—	—	3,343	326,676
	2012 (7)	—	—	—	—	—	—	—	—

Jocelyn A. Leavitt
Executive Vice President,	2014 (9)	308,276	7,877	35,900	48,730	—	2,654	2,374	405,811
General Counsel and Secretary (8)	2013 (7)	—	—	—	—	—	—	—	—
	2012 (7)	—	—	—	—	—	—	—	—

Monte L. Sandler
Executive Vice	2014	325,133	—	53,850	—	—	—	3,281	382,264
President, RCM Services	2013	318,646	—	—	—	—	—	2,480	321,126
	2012	290,833	—	—	142,049	79,750	—	2,867	515,499
____________

(1)
The amounts in the Option Awards column reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 12 to our audited financial statements for the fiscal year ended March 31, 2014, included in our Annual Report on Form 10-K filed with the SEC on May 29, 2014.

(2)	The amount reflected in this column represents the amount earned as incentive in the fiscal year.
(3)
The amount reflected in this column represents our Company’s contribution to Nonqualified Deferred Compensation. Earnings are not included in this column as earnings are not considered above-market or preferential.

(4)	The amount reflected in this column represents our Company’s contributions to the 401(k) plan.
(5)	No amounts reported for Mr. Morefield for fiscal year 2012 as he assumed the position of Chief Operating Officer on September 25, 2012.
(6)	Mr. Puckett was appointed as Chief Technology Officer effective April 1, 2013. Prior to his appointment, Mr. Puckett served as Executive Vice President, Hospital Solutions.
(7)	No amounts reported for Mr. Puckett and Ms. Leavitt for fiscal year 2012 and fiscal years 2012 and 2013, respectively, as they were not NEOs in those years.
(8)
Ms. Leavitt was appointed as Executive Vice President, General Counsel and Secretary effective June 2, 2014. Prior to her appointment, Ms. Leavitt served as Vice President, Associate General Counsel and Assistant Secretary.

(9)
Ms. Leavitt’s compensation for fiscal year 2014 includes base salary and cash incentive bonuses received for the time she served during the fiscal year prior to her appointment as an officer of the Company.

Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2014

The following table sets forth information regarding plan-based awards granted to our NEOs during the fiscal year ended March 31, 2014.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares or Stock or Units (#)	All Other Stock Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards
Name	Grant Date	Threshold ($) (2)	Target ($) (2)	Maximum ($) (2)	Threshold Option Shares (2)	Target Option Shares (2)	Maximum Option Shares (2)

Steven T. Plochocki	—	210,000	300,000	450,000	35,000	50,000	75,000	5,000	—	—
Paul A. Holt	—	126,000	180,000	270,000	21,000	30,000	45,000	3,000	—	—
Daniel J. Morefield	—	154,000	220,000	330,000	28,000	40,000	60,000	4,000	—	—
Stephen K. Puckett	—	126,000	180,000	270,000	21,000	30,000	45,000	3,000	—	—
Jocelyn A. Leavitt (3)	—	68,576	97,965	146,948	8,708	12,440	18,660	2,000	—	—
Monte L. Sandler	—	119,000	170,000	255,000	21,000	30,000	45,000	3,000	—	—
____________________

(1)
The actual cash and equity incentive compensation paid is described above under the heading “Compensation Discussion and Analysis—Fiscal Year 2014 Incentive Program Payouts.” The actual cash incentive compensation paid is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. The compensation cost of the options actually awarded under the Fiscal Year 2014 Incentive Program is included in the “Option Awards” column of the Summary Compensation Table above. Information regarding the numbers of shares underlying the options actually awarded under the Fiscal Year 2014 Incentive Program is included in the Outstanding Equity Awards at Fiscal Year End March 31, 2014 table below.

(2)	The amounts set forth in these columns reflect the threshold, target and maximum cash or share incentive awards possible under our cash and equity incentive programs for fiscal year 2014.
(3)	The possible payout amounts above for Ms. Leavitt have been prorated to reflect her inclusion in the Fiscal 2014 Executive Compensation Program effective August 16, 2013.

Base Salary

Base salaries for the NEOs are described above under the heading “Compensation Discussion and Analysis — Base Compensation.”

Cash and Equity Incentive Programs

Cash and equity incentive program payouts made to the NEOs are described above under the headings “Compensation Discussion and Analysis — Cash Incentive Bonus” and “Compensation Discussion and Analysis — Equity Incentive Bonus.”

Employment Agreement with Mr. Plochocki

The Company has an employment agreement with Mr. Plochocki effective August 16, 2008 (“Effective Date”) that details the terms of his employment as our Chief Executive Officer. The term of the employment agreement is “at will” and renews annually unless either party elects to terminate it upon 30 days prior written notice or unless terminated pursuant to the terms of the employment agreement. However, the employment agreement contains various termination and change-in-control provisions as described below under “Potential Payments on Termination of Employment or Change-in-Control.”

Pursuant to the employment agreement, on the Effective Date we granted Mr. Plochocki options to purchase up to 100,000 shares of our common stock at an exercise price of $20.04 per share, which options had a five year term and vested in four, equal annual installments commencing one year after the Effective Date.

The employment agreement provides that Mr. Plochocki shall receive three weeks of vacation each year. During fiscal year 2014, Mr. Plochocki was eligible for a cash bonus of up to $300,000 (of which, he received -0-) and up to 50,000 bonus options (of which, -0- were granted) in accordance with, and subject to, the terms of our 2014 Executive Compensation Program.

Outstanding Equity Awards at Fiscal Year Ended March 31, 2014

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (7)	Market Value of Shares of Stock That Have Not Vested ($) (7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Steven T. Plochocki	9,600	14,400	(1)	—	43.03	05/31/19	—	—	—	—
	5,500	22,000	(2)	—	29.45	05/23/20	—	—	—	—
	—	—		—	—	—	5,000	17.95	—	—

Paul A. Holt	4,800	7,200	(1)	—	43.03	05/31/19	—	—	—	—
	3,300	13,200	(2)	—	29.45	05/23/20	—	—	—	—
	—	—		—	—	—	3,000	17.95	—	—

Daniel J. Morefield	—	16,000	(3)	—	18.42	09/25/20	—	—	—	—
	—	—		—	—	—	4,000	17.95	—	—

Stephen K. Puckett	8,600	2,150	(4)	—	28.48	02/16/18	—	—	—	—
	12,000	18,000	(1)	—	43.03	05/31/19	—	—	—	—
	3,300	13,200	(2)	—	29.45	05/23/20	—	—	—	—
	—	—		—	—	—	3,000	17.95	—	—

Jocelyn A. Leavitt	1,600	6,400	(5)	—	29.17	05/24/20	—	—	—	—
	—	10,000	(6)	—	17.95	05/29/21	—	—	—	—
	—	—		—	—	—	2,000	17.95	—	—

Monte L. Sandler	4,800	7,200	(1)	—	43.03	05/31/19	—	—	—	—
	3,300	13,200	(2)	—	29.45	05/23/20	—	—	—	—
	—	—		—	—	—	3,000	17.95	—	—
________________________

(1)
Option was granted May 31, 2011 and is vesting in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 31, 2014, May 31, 2015, and May 31, 2016.

(2)
Option was granted May 23, 2012 and is vesting in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 23, 2014, May 23, 2015, May 23, 2016, and May 23, 2017.

(3)
Option was granted September 25, 2012 and is vesting in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on September 25, 2014, September 25, 2015, September 25, 2016, and September 25, 2017.

(4)
Option was granted February 10, 2010 and is vesting in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on February 10, 2015.

(5)
Option was granted May 24, 2012 and is vesting in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 24, 2014, May 24, 2015, May 24, 2016, and May 24, 2017.

(6)
Option was granted May 29, 2013 and is vesting in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 29, 2014, May 29, 2015, May 29, 2016, May 29, 2017 and May 29, 2018.

(7)
Restricted stock award was granted May 29, 2013 and is vesting in two equal, annual installments commencing one year after the grant date. Accordingly, the remaining unvested shares are scheduled to vest on May 29, 2014 and May 29, 2015.

Option Exercises and Stock Vested During Fiscal Year Ended March 31, 2014

The following table sets forth information regarding options exercised and stock awards vested during fiscal year 2014 for our NEOs. Value realized on exercise is based on the difference between the per share exercise price and the closing sale price of a share of our common stock on the exercise date.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Steven T. Plochocki	25,000	$80,381	—	$—
Paul A. Holt	—	—	—	—
Daniel J. Morefield	4,000	18,500	—	—
Stephen K. Puckett	—	—	—	—
Jocelyn A. Leavitt	—	—	—	—
Monte L. Sandler	2,234	3,574	—	—

Pension Benefits

We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of any NEO.

Nonqualified Deferred Compensation for Fiscal Year Ended March 31, 2014

The following table sets forth information regarding our defined contribution or other plan that provides for the deferral of compensation for any NEO on a basis that is not tax-qualified. Participating employees may defer between 5% and 50% of their compensation per plan year. In addition, we may, but are not required to, make contributions into the deferral plan on behalf of participating employees. Each employee’s deferrals together with earnings thereon are accrued as part of the long-term liabilities of our company. Investment decisions are made by each participating employee from a family of mutual funds. To offset this liability, we have purchased life insurance policies on some of our participants. We are the owner and beneficiary of the policies and the cash values are intended to produce cash needed to help make the benefit payments to employees when they retire or otherwise leave our company. Distributions will be paid out to participants either upon retirement, death, termination of employment or upon termination of the nonqualified deferred compensation plan. Distribution will generally equal the deferral amount plus or minus earnings or losses and will be in the form of a lump sum of five annual installments as elected by the participant should the account balance exceed $25,000.

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Steven T. Plochocki	$—	$—	$—	$—	$—
Paul A. Holt	51,149	3,516	42,569	(7,762)	569,444
Daniel J. Morefield	10,057	3,922	929	—	17,126
Stephen K. Puckett	—	—	—	—	—
Jocelyn A. Leavitt	65,626	2,654	4,721	—	84,238
Monte L. Sandler	—	—	—	—	—
_______________________

(1)
No amounts were reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column in the Summary Compensation Table above, as earnings are not considered above-market or preferential.

Potential Payments Upon Termination of Employment or Change-in-Control

The following discussion and table describe and illustrate potential payments to our NEOs under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment, assuming a March 31, 2014 termination date. The discussion concerning Mr. Plochocki assumes that his written employment agreement with us is still in effect at such time.

Employment Agreement with Mr. Plochocki

•	Termination Without Cause

If, during the term of his employment agreement, we should terminate Mr. Plochocki’s employment without “cause” as may be determined by our Board, then he shall be entitled to receive from us a lump sum payment equal to (i) one year’s base salary as then in effect, payable upon the date of such termination, and (ii) a pro-rated cash bonus equal to that percentage of the fiscal year completed at the date of his termination multiplied by the cash bonus actually earned under our fiscal year compensation plan as filed with the SEC payable to the Chief Executive Officer of our company at the end of such fiscal year, payable upon the date other bonuses are actually paid under the existing compensation plan. As used in his employment agreement, the term “cause” shall mean (i) his willful breach or neglect of the duties and obligations required of him either expressly or impliedly by the terms of the employment agreement (including, but not limited to refusal to execute our standard confidential information agreement); or (ii) his commission of fraud, embezzlement or misappropriation, involving our company whether or not a criminal or civil charge is filed in connection with such action. By way of example, if Mr. Plochocki’s employment had been terminated without cause on March 31, 2014, he would have been entitled to (i) $600,000, representing one year’s base salary; and (ii) a cash bonus of zero (-0-), representing the actual cash bonus earned under the Fiscal Year 2014 Incentive Plan for the entire fiscal year.

•	Change of Control Provisions.

If, upon a sale of substantially all of our equity or assets or a merger where the beneficial owners of our equity securities immediately prior to such merger no longer constitute a majority of the beneficial ownership immediately thereafter (a “Sale Transaction”), Mr. Plochocki is not offered a position with the buyer in such Sales Transaction, he shall be paid a lump sum equal to one year’s base salary as then in effect.

The following table summarizes benefits payable to Mr. Plochocki under his employment agreement assuming a termination event or Sale Transaction had occurred on March 31, 2014:

Benefits Payable to Steven T. Plochocki on termination/change of control	Death or Disability	Termination for Cause	Termination Without Cause or For Good Reason	Termination Upon Sale Transaction	Sale Transaction Followed by at Least One Year of Continued Employment

Performance or other bonus earned and unpaid	$—	$—	$—	$—	$—
Lump sum cash payment equal to one year of base compensation	—	—	600,000	600,000	—

Arrangements with Other NEOs

We are not a party to any contracts, agreements, plans or arrangements that would provide payments to Messrs. Holt, Morefield, Puckett or Sandler or Ms. Leavitt in connection with any termination of employment, change-in-control, or change in responsibilities.

Stock Option and Award Exercisability

Our Amended and Restated 1998 Stock Option Plan (our “1998 Plan”) provides for the issuance of nonqualified and incentive stock options. Our Second Amended and Restated 2005 Stock Option and Incentive Plan (our “2005 Plan”) provides for the issuance of numerous types of stock-based awards, including without limitation, stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance shares, and performance units.

Generally, exercisability of options and other awards granted under our option plans terminate following termination of employment as described in the table below. The consequences described in the column relating to the 2005 Plan apply except to the extent that the 2005 Plan, the applicable award agreement or our Board may otherwise provide where permitted by the 2005 Plan.

Reason for Termination	Exercisability Consequences Under
of Employment	1998 Plan	2005 Plan
Voluntary resignation by employee or termination for cause by us	All options terminate immediately.	All unvested awards terminate immediately.
Retirement pursuant to a company retirement policy, if any, that we adopt	All options terminate immediately.	Options and stock appreciation rights remain exercisable (to the extent vested prior to retirement) until the earlier of the expiration of the award term or three years after retirement.
Termination without cause by us	Options remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the option term or 30 days after the termination of employment.
Options and stock appreciation rights remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the award term or three months after the termination of employment.

Disability	Options remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the option term or 365 days after the termination of employment.
Options and stock appreciation rights remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the award term or six months after the termination of employment.

For options granted pursuant to our 1998 Plan, our Board has the discretion to accelerate the vesting of any outstanding options held by our NEOs and employees if no provision is made for the continuance of those plans and the assumption of options outstanding under those plans if we dissolve or are liquidated, if we are not the surviving entity in a merger, consolidation, acquisition or other reorganization, if we are the subject of a reverse merger in which more than 50% of our voting shares are converted into cash, property or the securities of another entity, or if we sell substantially all of our property or shares to another entity.

Under our 2005 Plan, our Board may exercise discretion at any time, whether before or after the grant, expiration, exercise, vesting or maturity of or lapse of restriction on an award or the termination of employment of a grantee, to amend any outstanding award or award agreement, including an amendment that would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the award agreement, subject to shareholder approval for any amendments involving repricing of awards.

In addition, awards under our 2005 Plan will fully vest in connection with a change in control as defined in our 2005 Plan. Examples of changes in control under our 2005 Plan generally include, with various exceptions detailed in our 2005 Plan: any person becoming the beneficial owner of more than 50% of the combined voting power of our then outstanding securities; the consummation of certain mergers, consolidations, statutory share exchanges or similar forms of corporate transaction that require approval of our shareholders; our shareholders approving a plan of complete liquidation or dissolution of our company; or the consummation of a sale or disposition of all or substantially all of our assets other than a sale or disposition that would result in our voting securities outstanding immediately prior thereto continuing to represent 50% or more of the combined voting power of our company or the surviving entity outstanding immediately after the sale or disposition; or in the case of directors, officers or employees who are entitled to the benefits of a change in control agreement or similar provisions within an agreement entered into by us or a related entity that defines or addresses change in control, “change in control” as defined in such agreement.

Our 2005 Plan also provides that if, within two years after the occurrence of a change in control, a termination of employment occurs with respect to any grantee for any reason other than cause, disability, death or retirement, the grantee will be entitled to exercise awards at any time thereafter until the earlier of (i) the date twelve months after the date of termination of employment and (ii) the expiration date in the applicable award agreement.

Director Compensation for Fiscal Year Ended March 31, 2014

On May 22, 2013, our Compensation Committee recommended, and our Board approved, our 2014 Director Compensation Program. Under the program, each non-employee director was to be awarded shares of restricted common stock upon election or re-election to the Board equivalent to the value amounts set forth in the table below. The shares of restricted stock will be valued at the price of the Company’s common stock at the close of trading on the date of grant. The shares vest 50% on each of the first and second anniversaries of our 2013 annual shareholders' meeting and are nontransferable for one year from the date of vesting. Additionally, the program required that all Board members acquire a minimum of 2,000 shares of our common stock through the investment of their own funds (e.g. open market purchase or option exercise), which minimum amount must be retained as long as they are a director. New directors had nine months in which to acquire such common stock. Additional compensation was payable to the committee chairmen and the chairman of the Board. The program did not pay per-meeting fees. Our non-employee directors are eligible for Company provided COBRA health insurance coverage, for which they are required to pay the full fair market value. For fiscal year 2014, only Mr. Razin elected to receive coverage. The elements of the 2014 Director Compensation Program are set forth in the table below.

Director Compensation Program Category of Director (1)	Employee Director (Tier 0)	Independent Director (Tier 1)	Compensation Committee Chairman / Nominating Committee Chairman (Tier 2)	Audit Committee Chairman / Chairman of the Board (Tier 3)

Base Compensation	$—	$80,000	$92,500	$100,000
Meeting Fees (2)	—	—	—	—
Committee Membership (3)	—	—	—	—
Total Cash Compensation (4)	$—	$80,000	$92,500	$100,000

Value of Restricted Stock (5)	$—	$80,000	$92,500	$100,000
____________

(1)
Pay Tiers: Tier 0 is for directors who are employees. Tier 1 is for independent directors who do not chair our Audit, Compensation or Nominating and Governance Committees and who are not the Chairman of our Board. Tier 2 is for the Chairmen of our Compensation and Nominating and Governance Committees. Tier 3 is for our Audit Committee Chairman and Chairman of our Board. Chairmen of other committees are paid at the highest tier for which they are otherwise eligible. Board members are paid at the highest eligible tier according to his or her role, but not on multiple tiers.

(2)
Meeting attendance at a 100% or near-100% level is mandatory. The program eliminates meeting fees. Board and committee meeting attendance rates for each director shall be reported annually, internally and to the public in accordance with applicable law.

(3)	Board members are expected to serve as committee members as part of their compensation.
(4)	Cash compensation is paid quarterly.
(5)
Restricted shares vest 50% each on the first and second anniversary of the date of grant (provided, however, that vesting accelerates if a director is terminated early or not re-elected to our Board) and are nontransferable for one year from the date of vesting.

The following table provides information concerning compensation for our non-employee directors for the fiscal year ended March 31, 2014. Mr. Plochocki was an employee throughout the fiscal year ended March 31, 2014 and thus received no additional compensation for his service as a director. The compensation received by Mr. Plochocki as an employee is described elsewhere in this proxy statement.

Director Name	Fees Earned or Paid in Cash($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ahmed Hussein (2)	$9,644	$—	$—	$—	$—	$—	$9,644
Michael Aghajanian (3)	18,849	9,711	—	—	—	—	28,560
Craig A. Barbarosh	92,500	92,491	—	—	—	—	184,991
George H. Bristol	100,000	99,997	—	—	—	—	199,997
Mark H. Davis (4)	30,027	—	—	—	—	—	30,027
James C. Malone (5)	50,192	79,981	—	—	—	—	130,173
Peter M. Neupert (6)	35,233	—	—	—	—	—	35,233
Morris Panner (7)	50,192	79,981	—	—	—	—	130,173
D. Russell Pflueger	92,500	92,491	—	—	—	—	184,991
Sheldon Razin	100,000	99,997	—	—	—	—	199,997
Lance E. Rosenzweig	80,000	79,981	—	—	—	—	159,981
______________________

(1) The amount reflected in this column represents the grant date fair value of the equity awards made in fiscal year 2014, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation.
(2) Mr. Hussein resigned as a Director on May 14, 2013. The fee amount presented is prorated for time served. The stock awards were cancelled due to his resignation before the first vest.
(3) Mr. Aghajanian was appointed to the Board on May 22, 2013 and his term expired on August 15, 2013. His compensation for fiscal year 2014 is prorated based on his term of service.
(4) Mr. Davis’ term expired on August 15, 2013.
(5) Mr. Malone was elected to the Board on August 15, 2013. The fee and equity award amounts presented are prorated commencing on this date.
(6) Mr. Neupert was elected to the Board on August 15, 2013 and resigned from the Board on January 23, 2014. His compensation for fiscal year 2014 is prorated based on his term of service, including cancellation of his stock awards due to his resignation before the first vest.
(7) Mr. Panner was elected to the Board on August 15, 2013. The fee and equity award amounts presented are prorated commencing on this date.

At March 31, 2014, the aggregate number of option awards and shares of restricted stock and restricted stock units outstanding (vested and unvested) for each of the directors named in the table was as follows:

Director Name	Total Option Awards Outstanding	Total Restricted Shares Outstanding
Craig A. Barbarosh	—	8,186
George H. Bristol	10,000	8,546
James C. Malone	—	3,836
Morris Panner	—	3,836
D. Russell Pflueger	20,000	8,186
Sheldon Razin	20,000	8,546
Lance E. Rosenzweig	—	6,058

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Messrs. Pflueger, Barbarosh and Rosenzweig. None of these individuals was, during the fiscal year ended March 31, 2014, an officer or employee of the Company, and none of these individuals ever formerly served as an officer of the Company. No member of our Board has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Compensation Committee Report

Our Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on that review and discussion, our Compensation Committee approved the Compensation Discussion and Analysis for inclusion in this proxy statement and incorporation by reference in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

COMPENSATION COMMITTEE

D. Russell Pflueger, Chairman

Craig A. Barbarosh	Lance E. Rosenzwieg

INFORMATION ABOUT OUR BOARD OF DIRECTORS,
BOARD COMMITTEES AND RELATED MATTERS

Board of Directors
General
Our business, property and affairs are managed under the direction of our Board of Directors. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees. Our Board consists of nine directors who are elected to serve until the election and qualification of their respective successors.
Director Independence
Our Bylaws require that at least a majority of the members of our Board be independent directors. Our Bylaws define “independent director” as a person other than an executive officer or employee of our company or any other individual having a relationship that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under our Bylaws, the following persons may not be considered independent:

(a)	a director who is, or at any time during the past three years was, employed by us;

(b)
a director who accepted or who has a family member who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for Board or Board committee service;

(ii)	compensation paid to a family member who is an employee (other than an executive officer) of ours; or

(iii)	benefits under a tax-qualified retirement plan, or non-discretionary compensation.
Provided, however, that in addition to the requirements contained in this paragraph (b), audit committee members are also subject to additional, more stringent requirements under Nasdaq Rule 5605(c)(2).

(c)	a director who is a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;

(d)
a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i)	payments arising solely from investments in our securities; or

(ii)	payments under non-discretionary charitable contribution matching programs.

(e)
a director of ours who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers served on the compensation committee of such other entity; or

(f)
a director who is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

A “family member” for these purposes means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.
Our Board has determined that each of our non-employee directors and director nominees is “independent” as defined above and in accordance with applicable Nasdaq listing standards. Mr. Plochocki is a member of our management team and is not independent. The above definition of independence is posted on our Internet website at www.qsii.com.
Attendance at Board and Shareholders' Meetings
During the fiscal year ended March 31, 2014, our Board held nine (9) meetings. No director attended less than 75% of the aggregate of all Board meetings or meetings held by any committee of the Board on which he served (during the periods that they served) during the fiscal year ended March 31, 2014.
It is our policy that our directors are invited and encouraged to attend our annual meetings of shareholders. All of our incumbent director nominees who were members of the Board at that time were in attendance at our 2013 annual meeting of shareholders, except for Mr. Pflueger. Messrs. Margolis and Panner, who were not members of our Board at the time of our 2013 annual meeting, were not in attendance.

Board Leadership Structure
We currently have an independent Chairman separate from the CEO. Our Board believes it is important to maintain flexibility in its Board leadership structure and firmly supports having an independent director in a Board leadership position at all times. Accordingly, our Bylaws provide that, if we do not have an independent Chairman, our Board shall elect an independent Lead Director, having similar duties to an independent Chairman, including leading the executive sessions of the non-management directors at Board meetings. Our current Chairman provides independent leadership of our Board. Having an independent Chairman or Lead Director enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman or Lead Director also serves as a liaison between our Board and senior management. Our Board has determined that the current structure, an independent Chairman, separate from the CEO, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent director in a Board leadership position.
Board Involvement in Risk Oversight
Our Board is actively engaged, as a whole, and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our personnel, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks and potential conflicts of interest. Our Nominating and Governance Committee manages risks associated with the independence and qualifications of our directors. Our Transaction Committee oversees management of risks associated with the acquisition of significant new business enterprises. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks and matters which may evolve into risks.
Board Committees and Charters
Our Board has a standing Audit Committee, Compensation Committee, Transaction Committee and Nominating and Governance Committee. In addition, our Board currently has an Executive Committee, a Special Committee and a Proxy Voting committee, as further described below.
Audit Committee
Our Board has an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that consists of Messrs. Bristol (Chair), Malone and Pflueger. Our Audit Committee is comprised entirely of “independent” (as defined in Rule 5605(a)(2) of the Nasdaq listing standards) directors and operates under a written charter adopted by our Board. The duties of our Audit Committee include meeting with our independent public accountants to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. Our Audit Committee also evaluates the independent public accountants' performance and determines whether the independent registered public accounting firm should be retained by us for the ensuing fiscal year. In addition, our Audit Committee reviews our internal accounting and financial controls and reporting systems practices and is responsible for reviewing, approving and ratifying all related party transactions.
During the fiscal year ended March 31, 2014, our Audit Committee held seven (7) meetings. Our Audit Committee's current charter is posted on our Internet website at www.qsii.com. Our Audit Committee and our Board have confirmed that our Audit Committee does and will continue to include at least three independent members. Our Audit Committee and our Board have confirmed that Mr. Bristol met applicable Nasdaq listing standards for designation as an “Audit Committee Financial Expert” and for being “independent.”
Nominating and Governance Committee
Our Board has a Nominating and Governance Committee that consists of Messrs. Barbarosh (Chair), Bristol and Pflueger, each of whom is deemed independent. Our Nominating and Governance Committee is responsible for identifying and recommending nominee candidates to our Board, and is required to be composed entirely of independent directors. Our Nominating and Governance Committee may receive suggestions from current Board members, our executive officers or other sources, which may be either unsolicited or in response to requests from our Nominating and Governance Committee for such candidates. Our Nominating and Governance Committee may also, from time to time, engage firms that specialize in identifying director candidates.
Our Nominating and Governance Committee will also consider nominees recommended by shareholders for election as a director. Recommendations should be sent to our Secretary and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in our proxy statement and will serve as a director if elected. In order for any candidate to be considered by our Nominating and Governance Committee and, if nominated, to be included in our proxy statement, such recommendation must be received by the Secretary within the time period set forth under “Proposals of Shareholders,” below.
Our Nominating and Governance Committee works with our Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to our Board. In evaluating the suitability of individual candidates, our Nominating and Governance Committee takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today's business environment; understanding of our business; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Nominating and Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. Our Nominating and Governance Committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director's contributions to our Board during their current term.
Once a person has been identified by our Nominating and Governance Committee as a potential candidate, our Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If our Nominating and Governance Committee determines that the candidate warrants further consideration, the Chairman of the Committee or another member of our Nominating and Governance Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on our Board, our Nominating and Governance Committee may request information from the candidate, review the person's accomplishments and qualifications and may conduct one or more interviews with the candidate. Our Nominating and Governance Committee may consider all such information in light of information regarding any other candidates that our Nominating and Governance Committee might be evaluating for nomination to our Board. Nominating and Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater firsthand knowledge of the candidate's accomplishments. Our Nominating and Governance Committee may also engage an outside firm to conduct background checks on candidates as part of the nominee evaluation process. Our Nominating and Governance Committee's evaluation process does not vary based on the source of the recommendation, though in the case of a shareholder nominee, our Nominating and Governance Committee and/or our Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.
On May 25, 2011, our Board approved an amendment to the charter of the Nominating and Governance Committee to change its name from Nominating Committee to Nominating and Governance Committee and to expand its authority to develop and recommend to the Board a set of corporate governance principles, to evaluate the nature, structure and operations of the Board and its committees and to make recommendations to address issues raised by such evaluations.
During the fiscal year ended March 31, 2014, our Nominating and Governance Committee held seven (7) meetings. Our Nominating and Governance Committee's current charter is posted on our Internet website at www.qsii.com.
Compensation Committee
Our Board has a Compensation Committee that consists of Messrs. Pflueger (Chair), Barbarosh and Rosenzweig. Our Compensation Committee is composed entirely of independent directors, and is responsible for (i) ensuring that senior management will be accountable to our Board through the effective application of compensation policies and (ii) monitoring the effectiveness of our compensation plans applicable to senior management and our Board (including committees thereof) and (iii) following the amendment to the Compensation Committee's charter on May 25, 2011, approving the compensation plans applicable to senior management. Our Compensation Committee establishes and approves compensation policies applicable to our executive officers. During the fiscal year ended March 31, 2014, our Compensation Committee held eight (8) meetings. Our Compensation Committee's current charter is posted on our Internet website at www.qsii.com.
Our executive officers have played no role in determining the amount or form of director compensation or compensation of our NEOs, except that in certain situations, our Chief Executive Officer provides information to our Compensation Committee regarding certain accomplishments of the NEOs to assist our Compensation Committee in administering the discretionary portion of cash bonuses for NEOs. We also have conducted discussions with our NEOs concerning information regarding their performance and prospects.
From time to time, our Compensation Committee has engaged certain independent compensation consultants to assist in preparing equity incentive plans for key staff including the NEOs and to assist the committee in establishing base salaries and non-equity plans for the NEOs. In each case, the Compensation Committee has utilized these compensation consultants to compile and present peer-group compensation data to the Committee, but did not delegate any authority to the consultants to determine or recommend the amount or form of executive compensation. The Compensation Committee also consults publicly available compensation data from time to time as part of its Board and executive compensation decisions.
Transaction Committee
Our Board has a Transaction Committee that consists of Messrs. Razin (Chair), Barbarosh, Bristol, Margolis and Panner. The Transaction Committee is responsible for considering and making recommendations to our Board with respect to all proposals involving a change in control of our company or the purchase or sale of assets constituting more than 10% of our total assets. The Transaction Committee is composed entirely of independent directors. The Transaction Committee held six (6) meetings during fiscal year 2014.
Executive Committee
On May 26, 2010, our Board formed an Independent Directors Compensation and Executive Personnel Committee, which was comprised of all of our independent directors and which was empowered to address personnel and employment related matters concerning our executive officers. On May 25, 2011 our Board changed the name of this Committee to the Independent Directors Executive Personnel Committee and limited the purpose of the Committee to executive employment matters, including hiring, terminating, and the continuing service terms and conditions of executives. On September 5, 2012, our Board again changed the name of this Committee to the Executive Committee, and expanded the scope of this Committee's responsibilities to address matters concerning (i) the Company's executive personnel, (i) non-independent directors and (iii) such other matters as the Board may delegate to the Executive Committee from time to time. The Executive Committee consists of Messrs. Razin (Chair), Barbarosh, Bristol and Pflueger. During the fiscal year ended March 31, 2014, our Executive Committee held one (1) meeting.
Special Committee
We have recently been subject to proxy contests, the use of cumulative voting rights and litigation brought against us by a former director, Mr. Hussein. In light of this history, on May 26, 2010, our Board formed a Special Committee to address matters of this type. Among other things, the Special Committee has been authorized to act on our Board’s behalf in connection with the solicitation and voting of proxies at the annual meeting, except where the Proxy Voting Committee has been authorized to act, as well as all matters related to any litigation or threat of litigation associated with such meeting and its related activities. The Special Committee currently consists of Messrs. Razin (Chair), Barbarosh, Bristol, Pflueger and Rosenzweig. Our Board reviewed and renewed the powers of its Special Committee on August 15, 2013. The Special Committee met four (4) times during fiscal year 2014.
Proxy Voting Committee
Our Board from time to time may appoint a Proxy Voting Committee to provide instruction to our proxy holders to vote proxies in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld and to the extent no specific instructions otherwise are given) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. Under our Bylaws and California law, if any shareholder gives notice at the annual meeting, prior to the voting, of an intention to cumulate the shareholder’s votes in the election of directors, then all shareholders entitled to vote at the annual meeting may cumulate their votes in the election of directors. In the event that cumulative voting applies to the election of directors at the annual meeting, our Board reviewed and renewed the powers of its Proxy Voting Committee on August 15, 2013, which consists of Messrs. Razin (Chair), Barbarosh and Pflueger. During the fiscal year ended March 31, 2014, our Proxy Voting Committee held one (1) meeting.
Lead Director
Under our Bylaws, if at any time our Chairman of the Board is an executive officer of our Company, or for any other reason is not an independent director, a non-executive Lead Director must be selected by our independent directors. The Lead Director must be one of our independent directors, must be a member of our Audit Committee and of our Executive Committee, if we have such a committee, and is responsible for coordinating the activities of our independent directors. The Lead Director assists our Board in assuring compliance with our corporate governance procedures and policies, and coordinates, develops the agenda for, and moderates executive sessions of our Board’s independent directors. Executive sessions are typically held immediately following each regular meeting of our Board, and/or at other times as designated by the Lead Director. The Lead Director approves, in consultation with our other independent directors, the retention of consultants who report directly to our Board. If at any time our Chairman of the Board is one of our independent directors, then he or she will perform the duties of the Lead Director.

Related Matters
Audit Committee Report
Our Audit Committee reports to our Board and provides oversight of our financial management, independent registered public accounting firm, and financial reporting system, including accounting policy. Management is responsible for our financial reporting process, including our system of internal control, and for the preparation of our consolidated financial statements. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion on those statements and on management's assessment of internal control over financial reporting and for reviewing our quarterly financial statements. The Audit Committee has reviewed and discussed our audited consolidated financial statements and the assessments of internal control contained in its annual report on Form 10-K for the fiscal year ended March 31, 2014, with management and our independent registered public accounting firm.
The Audit Committee selects and retains the independent registered public accounting firm, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for approving both audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee has discussed the matters required under Statement on Auditing Standards No. 16, "Communications with Audit Committees", as adopted by the Public Company Accounting Oversight Board (“PCAOB”). We have received from our independent registered public accounting firm the written disclosures and letter required by the applicable requirements of the PCAOB regarding our independent registered public accounting firm's communications with the Audit Committee concerning independence.
The Audit Committee discussed the overall approach, scope and plans for its audit with our independent registered public accounting firm. At the conclusion of the audit, the Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of our internal control and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2014, and for filing with the SEC.
The Audit Committee has re-appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2015.
AUDIT COMMITTEE
George H. Bristol, Chairman

James C. Malone	D. Russell Pflueger
Code of Ethics
We have adopted a Code of Business Conduct and Ethics, or code of ethics, that applies to our Chief Executive Officer (principal executive officer) and Chief Financial Officer (our principal financial and accounting officer), as well as all directors, officers and employees of the Company. Our code of ethics is posted on our Internet Website located at www.qsii.com and may be found as follows: From our main Web page, first click on “Company Info” and then on “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting such information on our Website, at the address and location specified above.
Security Holder Communications with our Board
Our Board has established a process to receive communications from our security holders. Security holders may contact any member (or all members) of our Board, or our independent directors as a group, any Board committee or any Chair of any such committee by mail or electronically. Correspondence should be addressed to our Board or any such individual directors, group or committee of directors by either name or title and sent “c/o Corporate Secretary” to 18111 Von Karman, Suite 700, Irvine, California 92612. To communicate with any of our directors electronically, a shareholder should send an e-mail to our Secretary, Jocelyn Leavitt at: jleavitt@qsii.com.
All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our Board will be forwarded promptly to the addressee. In the case of communications to our Board, any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Exchange Act, our directors and executive officers and any person who beneficially owns more than 10% of our outstanding common stock (“reporting persons”) are required to report their initial beneficial ownership of our common stock and any subsequent changes in that ownership to the SEC and Nasdaq. Reporting persons are required by SEC regulations to furnish to us copies of all reports they file in accordance with Section 16(a). Based solely upon our review of the copies of such reports received by us, or written representations from certain reporting persons that no other reports were required, we believe that during the fiscal year ended March 31, 2014, all Section 16(a) filing requirements applicable to our reporting persons were met.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons
During fiscal year 2014, our Audit Committee was responsible for reviewing and approving transactions with related persons.
Our Board and Audit Committee have adopted written related party transaction policies and procedures relating to approval or ratification of transactions with related persons. Under the policies and procedures, our Audit Committee is to review the material facts of all related party transactions that require our Audit Committee's approval and either approve or disapprove of our entry into the related party transactions, subject to certain exceptions, by taking into account, among other factors the committee deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. No director may participate in any discussion or approval of a related party transaction for which he or she is a related party. If an interested transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.
Under the policies and procedures, a “related party transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which the aggregate amount involved will or may be expected to exceed $30,000 in any calendar year, we are a participant, and any related party has or will have a direct or indirect interest. A “related party” is any person who is or was since the beginning of our last fiscal year an executive officer, director or Board-approved nominee for election as a director and inclusion in our proxy statement at our next annual shareholders' meeting, any greater than 5% beneficial owner of our common stock known to us through filings with the SEC, any immediate family member of any of the foregoing, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or holds a similar position or in which such person has a 5% or greater beneficial ownership interest. “Immediate family member” includes a person's spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person's home (other than a tenant or employee).
Our Audit Committee has reviewed and pre-approved certain types of related party transactions described below. In addition, our Board has delegated to the Chair of our Audit Committee the authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $15,000. Pre-approved interested transactions include:

•
Employment of executive officers if the related compensation is required to be reported in our proxy statement or if the executive officer is not an immediate family member of another executive officer or a director of our company, the related compensation would be reported in our proxy statement if the executive officer was an “NEO,” and our Compensation Committee approved (or recommended that our Board approve) the compensation.

•	Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

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Any transaction with another enterprise at which a related party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 5% of that enterprise, if the aggregate amount involved does not exceed the greater of $30,000 or 5% of that enterprise's total annual revenues.

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Any charitable contribution, grant or endowment by use to a charitable organization, foundation or university at which a related party's only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $10,000 or 5% of the charitable organization's total annual receipts.

•
Any transaction where the related party's interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends or stock splits).

•	Any transaction over which the related party has no control or influence on our decision involving that related party where the rates or charges involved are determined by competitive bids.

•
Any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or services made available on the same terms and conditions to persons who are not related parties.

Related Person Transactions
Indemnification Agreements
We are party to indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Articles of Incorporation and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by California law.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)
(Proposal No. 2)
We are asking our shareholders to provide advisory approval of the compensation of our named executive officers, or NEOs, as we have described it in the “Executive and Director Compensation and Related Information—Compensation Discussion and Analysis” section of this proxy statement and the related executive compensation tables, beginning on page 13. Our executive compensation programs are designed to enable us to recruit, retain and develop effective management talent, who are critical to our success. Such programs reward our NEOs for the achievement of specific annual and long-term goals, including overall Company and business unit goals and the realization of increased shareholder value.
Continued Strong Shareholder Support for Our Compensation Decisions
At our 2013 annual meeting of shareholders, our shareholders approved the compensation of our 2013 NEOs with over 98% approval. The Compensation Committee believes that the strong support from our shareholders demonstrates that our executive compensation programs are designed appropriately to reward performance with responsible and balanced incentives.
The following is a summary of some of the key points of our executive compensation programs. We urge our shareholders to review the “Executive and Director Compensation and Related Information - Compensation Discussion and Analysis” section of this Proxy Statement and the related executive compensation tables for more information.
Emphasis on Pay-for-Performance
We believe a significant portion of our NEOs' compensation should be variable, at risk and tied directly to the Company's measurable performance. Consistent with these principles, a material portion of our NEOs' compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial goals.
Under our Fiscal Year 2014 Incentive Program, our NEOs earn cash and equity incentives based on the Company's consolidated revenue growth and fully diluted earnings per share growth. NEO's who head one of the Company's operating divisions are also measured upon divisional revenue growth and divisional operating income growth.

Fiscal year 2014 presented both new challenges and new opportunities for Quality Systems and the healthcare information technology sector as a whole. We have seen a decline in both our consolidated revenue and our fully diluted earnings per share. Accordingly, no cash or equity incentives were awarded to our management team under the 2014 Executive Compensation Program. However, we continue to believe that there are significant growth opportunities ahead for our Company, that we are optimally positioned to capitalize on these opportunities, and that our talented management team will be instrumental in executing our growth strategy.
Equity as a key component of compensation to align with our shareholders' interests
We believe that the use of equity-based incentives in the form of stock option grants that vest in five equal, annual installments helps to align the interests of our NEOs with those of our shareholders by encouraging long-term performance. To this end, equity awards are a key component of our executive compensation programs. Under the Fiscal Year 2014 Incentive Program, equity awards represented about 52.5% of our NEOs' compensation opportunities.
Responsible and Balanced Pay Opportunities That Reflect Best Practices
Our executive compensation programs provide balanced and reasonable pay opportunities and are intended to reflect best practices. In designing our compensation programs, our Compensation Committee adheres to the following:

•
Restrained use of employment agreements and severance arrangements. Only our Chief Executive Officer has an employment agreement that provides for certain payments upon his termination of employment or a change in control of the Company.

•	No perquisites; no tax gross-ups. We do not provide any meaningful perquisites to our NEOs. Accordingly, we do not provide tax gross-ups to our NEOs in connection with perquisites or benefits.

•	No corporate aircraft. We do not provide a corporate aircraft for personal travel of any of our NEOs.

•
Responsible and balanced compensation philosophy. The Compensation Committee's compensation philosophy is to design conservative, responsible and balanced compensation programs that have the highest regard for the interests of our shareholders while still compensating NEOs fairly in light of the Company's performance and market position.

•	Executive stock ownership policy. We have an executive stock ownership policy designed to align our NEOs' long-term interests with those of our shareholders and to discourage excessive risk taking.

•	Executive compensation recovery policy. All incentive compensation awarded to our NEOs may be recovered in the event of a financial restatement or intentional misconduct by the NEO.
Commitment to Strong Governance Standards with Respect to Compensation Programs and Practices

•	Independent compensation committee. Our Compensation Committee is comprised entirely of independent directors.

•	Annual say-on-pay advisory vote. Since 2011, we have held annual say-on-pay advisory votes in accordance with good governance practices and to maintain accountability to our shareholders.

•
Performance goals. A material portion of our NEOs' compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial goals.

•
Risk oversight. Our Compensation Committee oversees and periodically assesses the risks associated with our compensation structure, programs and practices to ensure they do not encourage excessive risk-taking.

•
Authority to engage independent consultants. Our Compensation Committee has the authority to engage its own independent compensation consultants to assist in designing and assessing our executive compensation programs and pay practices.

•
Prohibition on speculative trading. Board members, officers and employees are prohibited under the Company's insider trading policy from engaging in short-term or speculative transactions in our Company's shares.

Recommendation
The Board believes that the information provided above and within the “Executive and Director Compensation and Related Information” section of this Proxy Statement demonstrates that our executive compensation programs are designed appropriately and are working to ensure that management's interests are aligned with our shareholders' interests to support long-term value creation.
The Board has determined to hold a “say-on-pay” advisory vote every year. In accordance with this determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our shareholders to approve, on an advisory, non-binding basis, the following resolution at the Annual Meeting:
“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of its NEOs, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. Although non-binding, the Compensation Committee and the Board will review and consider the voting results when making future decisions regarding our executive compensation programs. Unless the Board modifies its determination on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2015 annual meeting of shareholders.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 3)
Our shareholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accountants to audit our financial statements for the fiscal year ending March 31, 2015. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting our Audit Committee's appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment by an affirmative vote of the holders of a majority of our common stock present or represented at the meeting and entitled to vote, our Audit Committee may reconsider whether to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our shareholders.
We expect that representatives of PricewaterhouseCoopers LLP will attend the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions posed by our shareholders.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us by PricewaterhouseCoopers LLP, our principal accountant for professional services rendered in the audit of our consolidated financial statements for the years ended March 31, 2014, and 2013.

	2014	2013
Audit fees	$988,831	$1,065,096
Audit-related fees	—	102,000
Tax fees	—	—
All other fees	3,600	—

Audit Fees. Audit fees consist of fees billed for professional services for audit of our consolidated financial statements and review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees for fiscal 2013 incurred due to the implementation of a company-wide enterprise resource planning system.

Tax Fees. No tax fees were incurred for fiscal years 2014 or 2013.

All Other Fees. All other fees for fiscal 2014 incurred due to the use of a subscription-based accounting research tool. There were no such fees paid in fiscal years 2013.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
Our Audit Committee's policy is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by our Audit Committee prior to the completion of the audit.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

APPROVAL OF THE QUALITY SYSTEMS, INC. 2014 EMPLOYEE SHARE PURCHASE PLAN

(Proposal No. 4)
Overview
On May 28, 2014, the Board adopted the Quality Systems, Inc. 2014 Employee Share Purchase Plan (the "ESPP") subject to shareholder approval. There are 4,000,000 shares of common stock reserved for issuance under the ESPP. In this Proposal No. 4, we are requesting approval by our shareholders of the ESPP.
The essential features of the ESPP are outlined below. This summary, however, does not purport to be a complete description of the ESPP. The ESPP has been filed with the SEC as Annex A to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the ESPP. Any shareholder that wishes to obtain a copy of the actual plan document may do so by written request to: Secretary, Quality Systems, Inc., 18111 Von Karman Avenue, Suite 700, Irvine, CA 92612.
If this Proposal No. 4 is approved by our shareholders, the ESPP will become effective as of the date of the annual meeting. In the event that our shareholders do not approve this Proposal No. 4, the ESPP will not become effective.

Forecasted Utilization Rates and Dilution

We manage our long-term shareholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual burn rate, dilution, and equity expense to ensure that we maximize shareholders’ value by granting only the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

We cannot determine at this time the participants who will purchase shares under the ESPP, the amount of any such purchases, or the potential value of such purchases to participants as the election to participate and the amount of any purchases under the ESPP will be determined by the individual employees in their sole discretion and the purchase price has not yet been determined; however, all participants are subject to the purchase limitations set forth in the ESPP. Under the terms of the proposed ESPP and the anticipated terms of the offering document, the number of shares of our common stock which a participant could purchase during any purchase period is limited to 1,500. In addition, the fair market value of shares purchased by an individual participant in the plan may not exceed $25,000 in any calendar year.
Purpose; General
The purpose of the ESPP is to provide a means by which our employees (and employees of any subsidiary of Quality Systems designated by the Board to participate in the ESPP) may be given an opportunity to purchase shares of our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. If the ESPP is approved by our shareholders, approximately 2,403 employees of Quality Systems initially will be eligible to participate in the ESPP.
The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").
Administration
The Board administers the ESPP and has the final power to construe and interpret both the ESPP and the rights granted under it. The Board has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any subsidiary of Quality Systems will be eligible to participate in the ESPP.
The Board has the power to delegate administration of the ESPP to a committee comprised of one or more members of the Board. The Board has delegated administration of the ESPP to the Compensation Committee of the Board. As used herein with respect to the ESPP, the “Board” refers both to the Board and to any committee the Board appoints, including the Compensation Committee.
Shares Subject to ESPP
Subject to approval of this Proposal No. 4, an aggregate of 4,000,000 shares of our common stock has been reserved for issuance under the ESPP. If purchase rights granted under the ESPP terminate without being exercised, the shares of common stock not purchased under such rights again become available for purchase under the ESPP. The shares of common stock purchasable under the ESPP will be shares of authorized but unissued or reacquired common stock, including shares that may be repurchased by us on the open market.

Offerings
The ESPP is implemented by offerings of rights to all eligible employees from time to time. The maximum length for an offering under the ESPP is twenty-seven (27) months. The provisions of separate offerings need not be identical. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of common stock on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant during the purchase period are automatically applied to the purchase of common stock, subject to certain limitations (which are described further below under “Eligibility”).
The Board currently anticipates that each offering under the ESPP will be three (3) months long, consisting of one “purchase period” of the same duration. The first day of an offering is referred to as an “offering date,” and the last day of an offering and purchase period is referred to as a “purchase date.” Subsequent three-month offerings and purchase periods will commence following the expiration of an offering, unless longer or shorter offerings and/or purchase periods are established and approved by the Board. If any offering date is not a trading day (i.e., a day on which the NASDAQ Global Select Market, or any other exchange or market on which shares of our common stock are listed, is not open for trading), then the offering date will fall on the next subsequent trading day, and if the last day of an offering and purchase period falls on a day that is not a trading day, then the purchase date for that offering and purchase period will instead fall on the immediately preceding trading day.
Eligibility
The Board has the power to exclude certain part-time employees and certain highly compensated employees under applicable tax laws. No employee is eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock or of any parent or subsidiary of Quality Systems. In addition, no employee may purchase more than $25,000 worth of common stock (determined based on the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of Quality Systems and our subsidiary corporations in any calendar year; provided, that any unused limit in one year may be carried over to a future year to the extent permitted by applicable tax laws. In addition to the preceding limitation, the Board currently anticipates that the maximum number of shares that may be purchased on any single purchase date by any single eligible employee will be 1,500 shares.
Participation in the ESPP
Eligible employees enroll in the ESPP by delivering to us, prior to the date selected by the Board as the offering date for the applicable offering, an agreement authorizing payroll deductions. Currently, such payroll deductions are limited to 15% of an employee’s base salary or base wages, plus any overtime pay, bonuses and commissions, during the offering. All other compensation, such as the spread on the exercise of an option, is excluded. To minimize our administrative burden and accounting charges, the offerings that the Board has approved are structured so that participants may not increase or decrease the rate of their payroll contributions during an ongoing offering. Participants may increase the rate of their payroll contributions effective only at the start of future offerings that being on June 16 or December 16 of any given year, as applicable. Participants may decrease the rate of their payroll contributions with respect to future offerings and purchase periods.
Purchase Price
The purchase price per share at which shares of common stock are sold in an offering under the ESPP may not be less than the lower of (i) 90% of the fair market value of a share of common stock on the first day of the offering period and (ii) 90% of the fair market value of a share of common stock on the purchase date (i.e., the last day of the applicable purchase period). If the scheduled purchase date is not a trading day, the purchase will occur on the immediately preceding trading day.
Payment of Purchase Price; Payroll Deductions
The purchase price of the shares is funded by accumulated payroll deductions during the offering. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with our general funds.

Purchase of Shares; Holding Period
In connection with offerings made under the ESPP, the Board may specify a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of all outstanding purchase rights would exceed the number of shares of common stock remaining available under the ESPP, or the maximum number of shares that may be purchased on a single purchase date across all offerings, the Board would make a pro rata allocation (based on each participant’s accumulated payroll deductions) of available shares. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.
The Board has the discretion to require participants to hold any shares acquired on a purchase date for a specified period of time (not to exceed six months) prior to selling such shares in the open market. Under the anticipated terms of the offering document, participants will be subject to this six-month holding period requirement prior to selling or otherwise transferring any shares purchased under any offering.
Withdrawal
Although each participant in the ESPP is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the ESPP. Such withdrawal may be elected at any time prior to the end of the applicable offering, except as otherwise provided in the offering document.
Upon any withdrawal from an offering by an employee, we will distribute to the employee his or her accumulated payroll deductions without interest (unless otherwise required by applicable local law) and such employee’s rights in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not prevent such employee from participating in subsequent offerings under the ESPP.
Termination of Employment
Unless otherwise specified by the Board, a participant’s rights under any offering under the ESPP terminate immediately upon cessation of an employee’s employment for any reason (subject to any post-employment participation period required by law), and we will distribute to such employee all of his or her accumulated payroll deductions, without interest (unless otherwise required by applicable law).
Capitalization Adjustment Provisions
Upon certain transactions by Quality Systems, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the ESPP share reserve, the outstanding purchase rights thereunder, and any purchase limits will be appropriately adjusted as to the type, class, maximum number of shares and purchase price subject thereto.

Effect of Certain Corporate Transactions
In the event of a corporate transaction (as defined in the ESPP and described below), then any surviving or acquiring corporation may assume or continue outstanding purchase rights under the ESPP or may substitute similar rights for outstanding purchase rights. If any surviving or acquiring corporation does not assume or continue such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of common stock within ten business days prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.
A “corporate transaction” generally means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
•the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of Quality Systems and its subsidiaries;
•the consummation of a sale or other disposition of at least 90% of our outstanding securities; or
•the consummation of certain specified types of mergers, consolidations or similar transactions.
Duration, Amendment and Termination
The Board may amend, suspend or terminate the ESPP at any time. However, except in regard to capitalization adjustments (as described above), to the extent shareholder approval is required by applicable law or listing requirements, then any amendment to the ESPP must be approved by our shareholders if the amendment would:
•materially increase the number of shares of common stock available for issuance under the ESPP;
•materially expand the class of individuals eligible to participate under the ESPP;
•materially increase the benefits accruing to participants under the ESPP or materially reduce the price at which shares of common stock may be purchased under the ESPP;
•materially extend the term of the ESPP; or
•expand the types of awards available for issuance under the ESPP.

The Board may amend outstanding purchase rights without a participant’s consent if such amendment is necessary to ensure that the purchase right complies with the requirements of Section 423 of the Code.
Rights granted before amendment or termination of the ESPP will not be impaired by any amendment or termination of the ESPP without the consent of the participant to whom such rights were granted, except as necessary to comply with applicable laws, or as necessary to obtain or maintain favorable tax, listing or regulatory treatment.
U.S. Federal Income Tax Information
The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an option or the disposition of common stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Purchase rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code.
A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares.
If the shares are disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of:
1.the excess of the fair market value of the shares at the time of such disposition over the purchase price, or
2.the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income.

Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.
If the shares are sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the shares are later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.
There are no federal income tax consequences to us by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).
New Plan Benefits
Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. It is, therefore, not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the ESPP.
Vote Required; Recommendation of the Board of Directors
The affirmative vote of both (1) a majority of common stock present in person or represented by proxy and voting on this Proposal No. 4 and (2) a majority of the quorum, is required to approve this Proposal No. 4. Unless otherwise instructed, the proxy holders will vote the proxies they receive "For" the approval of the Quality Systems, Inc. 2014 Employee Share Purchase Plan.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE QUALITY SYSTEMS, INC. 2014 EMPLOYEE SHARE PURCHASE PLAN.

ANNUAL REPORT AND AVAILABLE INFORMATION
Our annual report containing audited financial statements for our fiscal years ended March 31, 2014 and 2013 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. Our Internet website address is www.qsii.com. We make our periodic and current reports, together with amendments to these reports, available on our Internet website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may access such filings under the “Investor Relations” button on our website. Members of the public may also read and copy any materials we file with, or furnish to, the SEC at its Public Reference Room at 100 F Street, NE, Washington, DC 20549. To obtain information on the operation of the Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains the reports, proxy statements and other information that we file electronically with the SEC. The information on our Internet website is not incorporated by reference into this Proxy Statement. Our common stock trades on the Nasdaq Global Select Market under the symbol “QSII.”
Shareholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the SEC by writing to: Investor Relations, Quality Systems, Inc., 18111 Von Karman Avenue, Suite 700, Irvine, California 92612 or calling (949) 255-2600. In addition, all of our public filings, including our annual report, can be found free of charge on the SEC's website at www.sec.gov.
PROPOSALS OF SHAREHOLDERS
We have two separate and distinct rules concerning the timing of submission of shareholder proposals:

•
SEC Regulation. Pursuant to Rule 14a-8 of the SEC, proposals by shareholders that are intended for inclusion in our proxy statement and proxy and to be presented at our next annual meeting must be received by us by February 27, 2015, in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the SEC governing shareholder proposals.

•
Company Bylaws. Under our Bylaws, for all proposals by shareholders (including nominees for director) to be timely, a shareholders' notice must be delivered to, or mailed and received at, our principal executive offices not less than 60 days nor more than 120 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or public disclosure of the date of the scheduled annual meeting is given or made, then notice by the shareholder, to be timely, must be delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. The shareholder notice must also comply with certain other requirements set forth in our Bylaws, a copy of which may be obtained by written request delivered to our Secretary.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
The SEC has implemented rules regarding the delivery of proxy materials (that is, annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as “householding,” would permit us to send a single annual report and/or a single proxy statement to any household in which two or more shareholders reside if we believe those shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the shareholder(s) must consent to the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces our expenses. We may institute householding in the future and will notify registered shareholders who would be affected by householding at that time.
Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of Quality Systems, Inc., you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our latest annual report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER MATTERS
Our Board does not intend to present any business at the annual meeting other than the matters described in this proxy statement. If any other matters are presented properly for action at the annual meeting or at any adjournments or postponements thereof, it is intended that the proxy will be voted with respect thereto by the proxy holders in accordance with the instructions and at the discretion of our Board or a properly authorized committee thereof.
By Order of the Board of Directors,
QUALITY SYSTEMS, INC.
Jocelyn A. Leavitt
Executive Vice President, General Counsel
and Secretary
Irvine, California
June 27, 2014
ALL SHAREHOLDERS ARE URGED TO PROMPTLY SUBMIT THEIR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS IN THE PROXY CARD, WHICH WAS OR WILL BE MAILED TO YOU ON OR ABOUT JUNE 27, 2014.

ANNEX A

Quality Systems, Inc.
2014 Employee Share Purchase Plan

1.	General; Purpose.
(a)The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase Shares. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Share Purchase Plan.
(b)The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.Administration.
(a)The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).
(ii)To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.
(iii)To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.
(iv)To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.
(v)To suspend or terminate the Plan at any time as provided in Section 12.
(vi)To amend the Plan at any time as provided in Section 12.
(vii)Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that Plan be treated as an Employee Stock Purchase Plan.
(viii)To adopt such procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States.
(c)The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(d)All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.Shares Subject to the Plan.
(a)Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of Shares that may be issued under the Plan will not exceed four million (4,000,000) Shares.
(b)If any Purchase Right granted under the Plan terminates without having been exercised in full, the Shares not purchased under such Purchase Right will again become available for issuance under the Plan.
(c)The Shares purchasable under the Plan will be authorized but unissued or reacquired Shares, including Shares repurchased by the Company on the open market.

4.Grant of Purchase Rights; Offering.
(a)The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering on Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of the Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.
(b)If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan; and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.
(c)The Board will have the discretion to structure an Offering so that if the Fair Market Value of the Shares on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the Shares on the Offering Date, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.
(d)The Board will have the discretion to require Participants to hold any Shares acquired upon the exercise of a Purchase Right under any Offering for a specified period of time (a “Holding Period”) prior to selling such Shares in the open market; provided, that a Holding Period may not exceed six (6) months in duration. Any such requirement (including any specific Holding Period) will be set forth in the applicable Offering document for an Offering.

5.Eligibility.
(a)Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation or the Affiliate is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.
(b)The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i)the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii)the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of the original Offering; and
(iii)the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.
(c)No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the share ownership of any Employee, and shares which such Employee may purchase under all outstanding Purchase Rights and options will be treated as shares owned by such Employee.
(d)As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase shares of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such shares (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
(e)Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.Purchase Rights; Purchase Price.
(a)On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of Shares purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.
(b)The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and Shares will be purchased in accordance with such Offering.
(c)In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of Shares that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of Shares that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of Shares that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of Shares issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the Shares available will be made in as nearly a uniform manner as will be practicable and equitable.
(d)The purchase price of Shares acquired pursuant to Purchase Rights will be not less than the lesser of:
(i)an amount equal to 90% of the Fair Market Value of the Shares on the applicable Offering Date; and
(ii)an amount equal to 90% of the Fair Market Value of the Shares on the applicable Purchase Date.

7.Participation; Withdrawal; Termination.
(a)An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party or otherwise segregated. If permitted in the Offering, a Participant may begin making such Contributions on the first payroll date occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll period will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under applicable law or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check or wire transfer prior to a Purchase Date, in the manner directed by the Company.
(b)If permitted in the Offering, during an ongoing Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but the Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.
(c)Unless otherwise required by applicable law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions.
(d)During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.
(e)Unless otherwise specified in the Offering or required by applicable law, the Company will have no obligation to pay interest on Contributions.

8.Exercise of Purchase Rights.
(a)On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of Shares, up to the maximum number of Shares permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Shares will be issued unless specifically provided for in the Offering.
(b)If any amount of accumulated Contributions remains in a Participant’s account after the purchase of Shares on the final Purchase Date of an Offering and such remaining amount is less than the amount required to purchase one Share, then such remaining amount will be held in such Participant’s account for the purchase of Shares under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest (unless otherwise required by applicable law). If the amount of Contributions remaining in a Participant’s account after the purchase of Shares on the final Purchase Date of an

Offering is at least equal to the amount required to purchase one whole Share, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date, without interest (unless otherwise required by applicable law).
(c)No Purchase Rights may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date the Shares are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the Shares are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the Shares are not registered and the Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest (unless otherwise required under applicable local law).

9.Covenants of the Company.
The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell Shares thereunder unless doing so would be an unreasonable cost to the Company compared to the potential benefit to Eligible Employees which the Company will determine at its discretion. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Shares under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Shares upon exercise of such Purchase Rights.

10.	Designation of Beneficiary.
(a)The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any Shares and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.
(b)If a Participant dies, in the absence of a valid beneficiary designation, the Company will deliver any Shares and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.Adjustments upon Changes in Shares; Corporate Transactions.
(a)In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.
(b)In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the shareholders in the Corporate Transaction) for outstanding Purchase Rights; or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase Shares within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.Amendment, Termination or Suspension of the Plan.
(a)The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, shareholder approval will be required for any amendment of the Plan for which shareholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of Shares available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which Shares may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of clause (i) through (v) above only to the extent shareholder approval is required by applicable law or listing requirements.
(b)The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(c)Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted; (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans), including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date; or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

13.Code Section 409A; Tax Qualification.
(a)Purchase Rights granted under the Plan are intended to be exempt from the application of Section 409A of the Code under Treasury Regulations Section 1.409A-1(b)(5)(ii). Subject to Section 13(b) hereof, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the Purchase Right will be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the Purchase Right that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.
(b)Although the Company may endeavor to (i) qualify a Purchase Right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 13(a) hereof. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

14.Effective Date of Plan.
The Plan will become effective upon approval by the shareholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

15.	Miscellaneous Provisions.
(a)Proceeds from the sale of Shares pursuant to Purchase Rights will constitute general funds of the Company.
(b)A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Purchase Rights unless and until the Participant’s Shares acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).
(c)The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at-will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation or an Affiliate, or on the part of the Company or a Related Corporation or an Affiliate to continue the employment of a Participant.
(d)The provisions of the Plan will be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.
(e)If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

16.Definitions.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“Adoption Date” means the date the Plan is adopted by the Board.
(b)“Affiliate” means any branch or representative office of a Related Corporation, as determined by the Board, whether now or hereafter existing.
(c)“Board” means the Board of Directors of the Company.
(d)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Shares subject to the Plan or subject to any Purchase Right after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(e)“Code” means the Internal Revenue Code of 1986, as amended.
(f)“Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board.

(g)“Company” means Quality Systems, Inc., a California corporation.
(h)“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.
(i)“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)the consummation of a sale or other disposition of at least 90% of the outstanding securities of the Company;
(iii)the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(j)“Director” means a member of the Board.
(k)“Effective Date” means the effective date of this Plan, as set forth above.
(l)“Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
(m)“Employee” means any person, including an Officer or Director, who is treated as an employee in the records of the Company or a Related Corporation (including an Affiliate). However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(n)“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)“Fair Market Value” means, as of any date, the value of the Shares determined as follows:
(i)If the Shares are listed on any established stock exchange or traded on any established market, the Fair Market Value of a Share will be the closing sales price for such share as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Shares on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.
(ii)In the absence of such markets for the Shares, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws.
(q)“Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.
(r)“Offering Date” means a date selected by the Board for an Offering to commence.
(s)“Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(t)“Participant” means an Eligible Employee who holds an outstanding Purchase Right.
(u)“Plan” means the Quality Systems, Inc. 2014 Employee Share Purchase Plan, as amended from time to time.
(v)“Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of Shares will be carried out in accordance with such Offering.
(w)“Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.
(x)“Purchase Right” means an option to purchase Shares granted pursuant to the Plan.
(y)“Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(z)“Securities Act” means the Securities Act of 1933, as amended.
(aa)“Shares” means the common stock of the Company, par value $0.01 per share.

(ab)“Trading Day” means any day on which the exchange(s) or market(s) on which Shares are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

QUALITY SYSTEMS, INC.
ATTN: JOCELYN A. LEAVITT, SECRETARY
18111 VON KARMAN AVE., STE 700
IRVINE, CA 92612-1007

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on August 8, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on August 8, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M76579-P52458 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUALITY SYSTEMS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors*	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Steven T. Plochocki
02) Craig A. Barbarosh
03) George H. Bristol
04) James C. Malone
05) Jeffrey H. Margolis
06) Morris Panner
07) D. Russell Pflueger
08) Sheldon Razin
09) Lance E. Rosenzweig

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending March 31, 2015.	☐	☐	☐
4. Approval of the Quality Systems, Inc. 2014 Employee Share Purchase Plan.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment thereof.

* If cumulative voting is invoked, this proxy authorizes the proxy holders to cumulate the votes that you are entitled to cast for all director nominees and allocate them, in the discretion of our Proxy Voting Committee, among director nominees for which you do not withhold authority to vote. To cumulate votes as to a particular nominee, check the box to the right and follow the instructions in the Proxy Statement. Please do not check the box unless you want to exercise cumulative voting. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com.

M76580-P52458

QUALITY SYSTEMS, INC.
PROXY FOR 2014 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Jocelyn A. Leavitt and Paul A. Holt, and each of them, individually, as attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Quality Systems, Inc. ("QSI") held of record by the undersigned as of June 16, 2014, at the Annual Meeting of Shareholders of QSI to be held at The Marriott Hotel located at 18000 Von Karman Avenue, Irvine, California 92612, on August 11, 2014, at 1 p.m. local time and at all adjournments and postponements thereof ("the Annual Meeting"), upon the following matters, which are described in QSI's Proxy Statement for the Annual Meeting. QSI's Board of Directors recommends a vote "FOR ALL" the director nominees and a vote "FOR" proposals 2, 3 and 4. In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in QSI's Proxy Statement concerning the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Where no direction is given, except in the case of broker non-votes, the shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations. Unless you specifically instruct otherwise, this proxy confers discretionary authority to cumulate votes for any or all of the nominees for election of directors for which authority to vote has not been withheld, in accordance with the instruction of the Board of Directors or an authorized committee thereof. If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof.

Continued and to be signed on reverse side